SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549


     SCHEDULE 14A INFORMATION

     Consent Solicitation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

             Filed by the Registrant /x/
             Filed by a Party other than the Registrant / /

          Check the appropriate box:
          / /  Preliminary Consent Solicitation Statement
          / / Confidential, For Use of Commission Only (as permitted by Rule 14a-6(e)(2))
          /x/  Definitive Consent Solicitation Statement
          / /  Definitive Additional Materials
          / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
               14a-12

     T. ROWE PRICE REALTY INCOME FUND III,
     AMERICA'S SALES-COMMISSION-FREE REAL ESTATE LIMITED PARTNERSHIP

     (Name of Registrant as Specified in Its Charter)

     (Names of Person(s) Filing Consent Solicitation Statement, if Other Than the Registrant)

          Payment of Filing Fee (Check the appropriate box):
          / /  No fee required
          /x/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1)  Title of each class of securities to which transaction applies:
               Units of Limited Partnership Interest ("Units")
          (2)  Aggregate number of securities to which transaction
               applies:
               253,599 Units
          (3)  Per unit price or other underlying value of
               transaction computed pursuant to Exchange Act Rule
               0-11 (set forth the amount on which the filing fee
               is calculated and state how it was determined):
               The filing fee of $7,197.46 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of $35,987,280 (the aggregate amount of the cash to be received by the Registrant).
          (4) Proposed maximum aggregate value of transaction:
               $48,137,280.
          (5) Total fee paid:
               $7,197.46















          /x/  Fee paid previously with preliminary materials:
               The fee of $7,197.46 was paid in full upon the filing of the Registrant's preliminary consent solicitation materials with the Commission on June 23, 1997 (Commission File No. 0-16542).
          / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.
          (1)  Amount previously paid:

          (2)  Form, Schedule or Registration Statement no.:

          (3)  Filing Party:

          (4)  Date Filed:
















































     T. Rowe Price Realty Income Fund III,
     America s Sales-Commission-Free Real Estate Limited Partnership 100 East Pratt Street, Baltimore, MD 21202

     James S. Riepe
     Chairman of the Board and President
     of T. Rowe Price Realty Income Fund III
     Management, Inc., General Partner

     July 28, 1997

     Fellow Partner:

     We are writing to request your consent to sell T. Rowe Price Realty Income Fund III s interests in its eight remaining properties to Glenborough Realty Trust Incorporated and to complete the liquidation of the Fund. A majority of the Fund s outstanding units must consent to the proposal for the transaction to proceed.

     The enclosed materials discuss the transaction in detail, but we would like to summarize our reasons for recommending that you consent to proceeding with the sale.

          The Fund has held the properties for the period anticipated when the Fund was organized, and current market conditions appear favorable for a sale.

          The Fund expects to benefit substantially by selling properties together instead of individually. Benefits include lower aggregate sales costs, more modest adjustments to the sale price, and faster liquidation of the Fund.

          The price offered by Glenborough should allow the Fund to liquidate its investments for an amount that exceeds our most recent estimated aggregate property value.

          The General Partner has obtained a "Fairness Opinion" from Legg Mason s corporate finance division, indicating that the sale is fair to the Fund and to its Limited Partners from a financial point of view.

     The enclosed materials contain a complete discussion of the advantages and disadvantages of the transaction under the heading "THE TRANSACTION-Recommendation of the General Partner." After carefully weighing the facts and circumstances associated with the Glenborough transaction as well as alternative courses of action, we concluded that the bulk property sale to Glenborough and subsequent liquidation of the Fund is an outstanding opportunity to maximize value for investors.
















     Therefore, we recommend that you approve the proposed transaction by signing and returning the enclosed consent card in the accompanying postage-paid envelope. Your participation is extremely important, and your early response could save your Fund the substantial costs associated with a follow-up mailing. If you have any questions, please feel free to call one of our real estate representatives at 1-800-962-8300.

     Sincerely,

     /s/James S. Riepe
     James S. Riepe






















































                   T. ROWE PRICE REALTY INCOME FUND III,
                      AMERICA'S SALES-COMMISSION-FREE
                      REAL ESTATE LIMITED PARTNERSHIP
                           100 East Pratt Street
                         Baltimore, Maryland 21202

                       NOTICE OF CONSENT SOLICITATION

     To The Limited Partners of T. Rowe Price Realty Income Fund III, America's Sales-Commission-Free Real Estate Limited Partnership

          NOTICE IS HEREBY GIVEN to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in T. Rowe Price Realty Income Fund III, America's Sales-Commission-Free Real Estate Limited Partnership, a Delaware Limited Partnership ("Fund") that T. Rowe Price Realty Income Fund III Management, Inc. (the "General Partner") is soliciting written consents to approve a single proposal, consisting of (i) the sale of substantially all of the assets of the Fund (the "Sale"), which currently consist of interests in eight properties, as contemplated by the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997 with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers, and (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described in the accompanying Consent Solicitation Statement.

          The Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities (in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to 1998), all as more fully described in the accompanying Consent Solicitation Statement.

          The Transaction must be approved by Limited Partners holding a majority of the outstanding Units. Only Limited Partners of record at the close of business on July 2, 1997 are entitled to notice of the solicitation of consents and to give their consent to the Transaction. In order to be valid, all consents must be received before 10:00 A.M., New York City time, on September 11, 1997 (unless such date or time is extended). The vote will be obtained through the solicitation of written consents, and no meeting of Limited Partners will be held. A consent may be revoked by written notice of revocation or by a later dated consent containing different instructions at any time on or before the expiration of the time by which the consent card must be received.

          Your Approval is Important -- Please read the Consent Solicitation Statement carefully and then complete, sign and date the enclosed consent card and return it in the accompanying self-addressed, postage-paid envelope. Any consent card which is signed and does not specifically disapprove the Transaction will be treated as approving the Transaction. Your prompt response will be appreciated.

     Dated: July 28, 1997               T. ROWE PRICE REALTY INCOME
                                        FUND III MANAGEMENT, INC.

                                             /s/James S. Riepe
                                        By:  James S. Riepe
                                             Chairman of the Board and
                                             President
















































                   T. ROWE PRICE REALTY INCOME FUND III,
                      AMERICA'S SALES-COMMISSION-FREE
                      REAL ESTATE LIMITED PARTNERSHIP
                           100 East Pratt Street
                         Baltimore, Maryland 21202

                       CONSENT SOLICITATION STATEMENT


          This Consent Solicitation Statement is being furnished to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in T. Rowe Price Realty Income Fund III, America's Sales-Commission-Free Real Estate Limited Partnership, a Delaware limited partnership ("Fund"), in connection with the solicitation of written consents ("Consents") by T. Rowe Price Realty Income Fund III Management, Inc. ("General Partner") to approve a single proposal, consisting of
     (i) the sale of substantially all of the assets of the Fund (the "Sale"), which currently consist of interests in eight properties, as contemplated by the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997 ("Purchase and Sale Agreements"), with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers ("Purchaser"), and (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described under the caption "THE TRANSACTION--The Liquidation."

          The Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities (in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to 1998). See "THE TRANSACTION--The Liquidation."

          Under the terms of the Limited Partnership Agreement, dated as of October 20, 1986, as amended and restated as of January 5, 1987, as subsequently amended (the "Partnership Agreement"), the disposition of all the Fund's interests in real property and other assets of the Fund and the receipt of the final payment of the sale price for all of its assets results in the automatic dissolution and termination of the Fund. Because the Sale will result in the disposition of all of the Fund's remaining real estate assets, the General Partner would not ordinarily be required to obtain the consent of the Limited Partners to effectuate the subsequent dissolution and termination of the Fund. The Partnership Agreement does, however, prohibit the General Partner from engaging in certain "affiliated"















     transactions, including certain transactions between the General Partner and the Fund. Because the proposed form of the Liquidation will involve the transfer of certain assets and liabilities of the Fund to the General Partner, the General Partner is seeking approval of both the Sale and the Liquidation in a single proposal to the Limited Partners. Approval of the Transaction will have the effect of amending the Partnership Agreement to the extent necessary to permit the General Partner to effect the Liquidation.

          This Consent Solicitation Statement, the attached Notice of Consent Solicitation and the accompanying consent card are first being mailed to Limited Partners on or about July 28, 1997.

                          ________________________

     The date of this Consent Solicitation Statement is July 28, 1997.

















































                             TABLE OF CONTENTS

     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     ACTION BY CONSENT . . . . . . . . . . . . . . . . . . . . . . . 4
          General  . . . . . . . . . . . . . . . . . . . . . . . . . 4
          Matters to be Considered . . . . . . . . . . . . . . . . . 4
          Record Date  . . . . . . . . . . . . . . . . . . . . . . . 4
          Action by Consent  . . . . . . . . . . . . . . . . . . . . 4
          Recommendation of General Partner  . . . . . . . . . . . . 5

     THE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . 5
          Description of the Fund  . . . . . . . . . . . . . . . . . 5
          Background of the Disposition Plan . . . . . . . . . . . . 5
          Background of the Sale . . . . . . . . . . . . . . . . . . 6
          Description of the Properties to be Sold . . . . . . . . . 7
          Annual Valuation . . . . . . . . . . . . . . . . . . . .  10
          Fairness Opinion . . . . . . . . . . . . . . . . . . . .  11
          Recommendation of the General Partner  . . . . . . . . .  14
          Failure to Approve the Transaction . . . . . . . . . . .  16
          Terms of the Purchase and Sale Agreements  . . . . . . .  17
          The Liquidation  . . . . . . . . . . . . . . . . . . . .  20

     BENEFITS OF THE TRANSACTION TO AND POSSIBLE
     CONFLICTS OF THE GENERAL PARTNER AND ITS AFFILIATES . . . . .  20

     CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE  21
          General  . . . . . . . . . . . . . . . . . . . . . . . .  21
          Taxation Prior to Liquidation  . . . . . . . . . . . . .  21
          Taxation of Liquidation  . . . . . . . . . . . . . . . .  23
          Capital Gains Tax  . . . . . . . . . . . . . . . . . . .  23
          Passive Loss Limitations . . . . . . . . . . . . . . . .  23
          Certain State Income Tax Considerations  . . . . . . . .  23
          Tax Conclusion . . . . . . . . . . . . . . . . . . . . .  24

     NO APPRAISAL RIGHTS . . . . . . . . . . . . . . . . . . . . .  24

     MARKET FOR THE FUND'S LIMITED PARTNERSHIP INTERESTS
     AND RELATED SECURITY HOLDER MATTERS . . . . . . . . . . . . .  24

     SELECTED HISTORICAL FINANCIAL DATA  . . . . . . . . . . . . .  26

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . .  27
          Results of Operations  . . . . . . . . . . . . . . . . .  27
          Liquidity and Capital Resources  . . . . . . . . . . . .  28
          Reconciliation of Financial and Tax Results  . . . . . .  29

     BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . .  30

     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF . . . . . . .  31















     LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . .  31

     AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .  31

     INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . .  33

     APPENDIX I --  Opinion of Legg Mason Wood Walker,
     Incorporated                                                  A-1



























































                                  SUMMARY

          The following is a summary of certain information contained elsewhere in this Consent Solicitation Statement. References are made to, and this summary is qualified in its entirety by, the more detailed information contained in this Consent Solicitation Statement. Unless otherwise defined herein, terms used in this summary have the respective meanings ascribed to them elsewhere in this Consent Solicitation Statement. Limited Partners are urged to read this Consent Solicitation Statement in its entirety.


     The Partnership

     T. Rowe Price Realty Income
     Fund III, America's Sales-
     Commission-Free Real Estate
     Limited Partnership           The Fund owns, directly and through
                                   joint venture partnerships,
                                   interests in eight commercial
                                   properties (collectively
                                   "Properties" and individually a
                                   "Property") consisting of three
                                   industrial parks, two business
                                   parks, two shopping centers and one
                                   industrial office building.  The
                                   principal offices of the Fund are
                                   located at 100 East Pratt Street,
                                   Baltimore, Maryland 21202, and its
                                   telephone number is 1-800-962-8300.

     The Purchaser

     Glenborough Realty Trust
     Incorporated and Glenborough
     Properties, L.P.              Glenborough Realty Trust
                                   Incorporated is a Maryland
                                   corporation whose shares trade on
                                   the New York Stock Exchange.

                                   Glenborough Realty Trust
                                   Incorporated is the general partner
                                   of Glenborough Properties, L.P., a
                                   Delaware limited partnership.  The
                                   principal offices of the Purchaser
                                   are located at 400 South El Camino
                                   Real, San Mateo, California  94402.

     The Transaction
















     General The Transaction is a single proposal to be approved by the Limited Partners and consists of
                                   (i) the Sale of all eight
                                   Properties to the Purchaser for an
                                   aggregate purchase price of
                                   $48,137,280 (of which the Fund's
                                   aggregate interest therein is
                                   $35,987,280), subject to certain
                                   adjustments at or prior to closing,
                                   and (ii) the Liquidation of the
                                   Fund.

     Background of the
     Transaction                   In 1996, the General Partner, based
                                   upon its belief that the real
                                   estate markets were improving and
                                   the fact that the Fund was
                                   approaching the end of its expected
                                   duration, indicated its intention
                                   to dispose of all the Fund's
                                   Properties by the end of 1998.  In
                                   January 1997, the Purchaser
                                   contacted the Fund and indicated
                                   its desire to purchase the Fund's
                                   Properties.  After a series of
                                   negotiations, the Fund and the
                                   Purchaser entered into an agreement
                                   for the Fund to sell its Properties
                                   to the Purchaser, subject to
                                   certain contingencies. See "THE
                                   TRANSACTION--Background of the
                                   Disposition Plan" and "--Background
                                   of the Sale."

     Recommendation of the
     General Partner               The General Partner has carefully
                                   considered the Transaction and has
                                   concluded that the Transaction is
                                   in the best interests of the Fund
                                   and the Limited Partners.
                                   Accordingly, the General Partner
                                   approved the Transaction and is
                                   recommending that the Limited
                                   Partners consent to it.

     Security Ownership
     and Voting of the
     General Partner               At the Record Date, the parent of
                                   the General Partner owned 100 Units
                                   (less than 1% of the outstanding















                                   Units), and all officers and
                                   directors of the General Partner,
                                   as a group, beneficially owned 124
                                   Units (less than 1% of the
                                   outstanding Units). T. Rowe Price
                                   Trust Company, as custodian for
                                   participants in the T. Rowe Price
                                   Funds Individual Retirement
                                   Accounts, as custodian for
                                   participants in various 403(b)(7)
                                   plans, and as custodian for various
                                   profit sharing and money purchase
                                   plans, is the registered owner of
                                   77,627 Units (31% of the
                                   outstanding Units).  T. Rowe Price
                                   Trust Company has no beneficial
                                   interest in such accounts and no
                                   control over investment decisions
                                   with respect to such accounts, nor
                                   any other accounts for which it may
                                   serve as trustee or custodian with
                                   respect to an investment in the
                                   Fund.  The parent of the General
                                   Partner and all officers and
                                   directors of the General Partner
                                   intend to consent to the
                                   Transaction.  See "VOTING
                                   SECURITIES AND PRINCIPAL HOLDERS
                                   THEREOF."

     Opinion of Financial
     Consultant                    Legg Mason Wood Walker,
                                   Incorporated ("Legg Mason") acted
                                   as a financial consultant to the
                                   General Partner in connection with
                                   the Sale.  The General Partner has
                                   received a fairness opinion from
                                   Legg Mason that the Sale is fair,
                                   from a financial point of view, to
                                   the Fund and the Limited Partners.
                                   See "THE TRANSACTION--Fairness
                                   Opinion."

     Consummation of the
     Sale The Sale will be consummated as promptly as practicable after obtaining the requisite approval of the Limited Partners to the
                                   Transaction and the satisfaction
                                   or, where permissible, waiver of
                                   all conditions to the Sale.















     No Appraisal Rights           If the Transaction is approved by
                                   Limited Partners owning a majority
                                   of the outstanding Units,
                                   dissenting Limited Partners will
                                   not have appraisal rights in
                                   connection with the Transaction.
                                   See "NO APPRAISAL RIGHTS."

     Certain Federal and State
     Income Tax Consequences       Assuming that the Sale occurs  in
                                   1997, as anticipated, the Sale of
                                   the Properties will result in the
                                   allocation of taxable gains and
                                   losses among the Limited Partners.
                                   The Sale proceeds distributed to
                                   the Limited Partners in 1997 are
                                   expected to exceed the Limited
                                   Partners' income tax liability
                                   attributed to the Sale.  See
                                   "CERTAIN FEDERAL AND STATE INCOME
                                   TAX CONSEQUENCES OF THE SALE."

     Final Distributions
     and Liquidation               Following the consummation of the
                                   Sale, the General Partner will
                                   determine the amount of assets that
                                   it believes will be sufficient to
                                   provide for the payment of the
                                   Fund's recorded liabilities.  The
                                   balance of the Fund's assets will
                                   then be promptly distributed to the
                                   Limited Partners and General
                                   Partner in accordance with the
                                   Partnership Agreement. It is
                                   expected that all such net assets
                                   will be distributed no later than
                                   the quarter following the closing
                                   of the Sale. The liabilities and
                                   the assets required to satisfy such
                                   liabilities will then be
                                   transferred to the General Partner,
                                   in order to terminate the Fund by
                                   December 31, 1997 and eliminate the
                                   need for the taxable Limited
                                   Partners to receive Schedules K-1
                                   for 1998.  See "THE TRANSACTION--
                                   The Liquidation."

     Action by Written Consent

     Termination of Consent















     Solicitation                  Consents must be received by
                                   September 11, 1997, at 10:00 A.M.,
                                   New York City time (unless such
                                   date or time is extended).

     Record Date; Units
     Entitled to Consent           Limited Partners of record at the
                                   close of business on July 2, 1997
                                   are entitled to approve the
                                   Transaction by written Consent.  At
                                   such date there were outstanding
                                   253,599 Units, each of which will
                                   entitle the record owner thereof to
                                   one vote.





















































     Purpose of the Action         Written Consents are being
                                   solicited to approve the
                                   Transaction, which consists of (i)
                                   the Sale of substantially all of
                                   the assets of the Fund and (ii) the
                                   Liquidation of the Fund.

     Vote Required                 The Transaction must be approved by
                                   Limited Partners holding a majority
                                   of all outstanding Units.























































                             ACTION BY CONSENT
     General

               This Consent Solicitation Statement is being furnished on behalf of the Fund to the Limited Partners of the Fund in connection with the solicitation of Consents by T. Rowe Price Realty Income Fund III Management, Inc., as the General Partner.

               This Consent Solicitation Statement, the attached
     Notice of Consent Solicitation and accompanying consent card are first being mailed to Limited Partners on or about July 28, 1997.

     Matters to be Considered

               Consents are being solicited to approve the Transaction, which consists of (i) the Sale of substantially all of the assets of the Fund and (ii) the Liquidation of the Fund. Such Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to 1998. See "THE TRANSACTION--The Liquidation."

     Record Date

               The close of business on July 2, 1997 ("Record Date") has been fixed by the General Partner for determining the Limited Partners entitled to receive notice of the solicitation of Consents and to give their Consent to the Transaction. On the Record Date, there were 253,599 outstanding Units entitled to vote held of record by 10,216 Limited Partners.

     Action by Consent

               Pursuant to the terms of the Partnership Agreement, the approval of Limited Partners owning a majority of the outstanding Units is required to effect the sale of all or substantially all of the assets of the Fund in a single sale or in multiple sales in the same 12-month period. "Substantially All of the Assets" is defined by the Partnership Agreement to mean properties representing 66 2/3% or more of the original purchase price of all of the Properties as of the most recently completed calendar quarter. The Partnership agreement also prohibits certain "affiliated" transactions between the General Partner and the Fund. Since the Transaction would result, among other things, in the Sale of substantially all of the assets of the Fund, as well as the transfer of certain assets and liabilities of the Fund to the General Partner pursuant to the Liquidation, the approval of the Transaction by the Limited Partners owning a majority of the outstanding Units is required to effect the Transaction. Such approval will be obtained through the solicitation of written Consents from Limited Partners, and no meeting of Limited Partners will be held to vote on the Transaction. Under Delaware law and under the Partnership Agreement, any matter upon which the Limited Partners are entitled to act may be submitted for a vote by written consent without a meeting. Any Consent given pursuant to this solicitation may be revoked by the person giving it at any time before 10:00 A.M., New York City time, on September 11, 1997 (unless such date or time is extended), by sending a written notice of revocation or a later dated Consent containing different instructions to the Secretary of the General Partner before such date. Any written notice of revocation or subsequent Consent should be sent to T. Rowe Price Realty Income Fund III Management, Inc., P.O. Box 89000, Baltimore, MD 21289-0270.

               In addition to solicitation by use of the mails, officers, directors and employees of the General Partner or its affiliates may solicit Consents in person or by telephone, facsimile or other means of communication. Such officers, directors and employees will not receive additional compensation for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements have been made with custodians, nominees and fiduciaries for the forwarding of consent solicitation materials to beneficial owners of Units held of record by such custodians, nominees and fiduciaries and the Fund will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. All costs and expenses of the solicitation of Consents, including the costs of preparing and mailing this Consent Solicitation Statement, will be borne by the Fund. The aggregate expenses anticipated to be incurred by the Fund relating to this solicitation, including legal fees, are expected to be approximately $90,000.

     Recommendation of General Partner

               The General Partner has approved the Transaction and recommends that Limited Partners consent to it. See "THE
     TRANSACTION--Recommendation of the General Partner".

                              THE TRANSACTION
     Description of the Fund

               The Fund was formed in October 1986 for the primary purpose of acquiring a portfolio of income producing commercial properties on an unleveraged basis and subsequently operating and holding such properties for investment. The Fund was structured as a self-liquidating partnership with a finite life, which would distribute its cash flow during its operating stage and its proceeds of sale during its liquidating stage, whereupon the Fund would be liquidated and dissolved. While it was anticipated that the properties would be held for approximately seven to ten years, depending on economic and market factors, they could be held for shorter or longer periods in the complete discretion of the General Partner. The interests in the Properties were purchased between 1988 and 1990 and have now been held for their anticipated holding period.

               The Fund owns, directly and through joint venture partnerships, interests in eight commercial properties consisting of three industrial parks, two business parks, two shopping centers and one office building. One of the retail centers, Westbrook Commons, is owned by Penasquitos 34, a joint venture in which the Fund and an affiliated fund each own a 50% interest. The Westbrook Commons Property was acquired as part of a tax-deferred exchange in 1990 after Penasquitos 34 sold Rancho Penasquitos, a retail center located in San Diego, California. One of the business parks, Tierrasanta, is owned by Tierrasanta 234, a joint venture in which the Fund owns a 30% interest and two affiliated funds own a 30% interest and a 40% interest, respectively. The Fund directly owns a 100% interest in the other six Properties. The Fund owned three additional properties or interests therein that have been sold prior to the date of this Consent Solicitation Statement.

     Background of the Disposition Plan

               In 1996, the General Partner disclosed its intention to dispose of all of the Fund's Properties by the end of 1998. This decision was based upon the General Partner's belief that the real estate market was improving, as well as the fact that the Fund was nearing the end of its anticipated life. Over the past few years, the ability to sell properties generally has been enhanced by further improvements in the national real estate market. Pension funds, real estate investment trusts ("REITs") and other institutional buyers have increased their purchasing activity in recent years compared to the early 1990's when these same institutional buyers were largely out of the market. Lower interest rates have also improved the market for selling properties as entrepreneurial buyers who require debt financing to purchase properties are able to borrow funds at more advantageous rates.

               More specifically, with respect to the Fund's Properties, improvements in the real estate capital markets and in the operating performance of certain Properties has enhanced the prospects for selling these Properties or the prices at which they can expect to be sold. During the late 1980's and early















     1990's, the Fund's Properties experienced adverse operating results and decreases in value due to a nationwide slump in real estate values as well as difficult local market conditions, especially in the southern California market (where two of the Properties are located) and the suburban Philadelphia market (where one of the Properties is located). Improvements in the real estate capital market and in the local real estate markets have caused rents to increase and concessions to tenants (such as free rent and tenant improvements) to decrease. As a result of improved occupancy and property cash flow and the improvement in the real estate capital markets, the Properties located in these areas are better positioned for sale now than they were during the past several years. See "THE TRANSACTION--Description of Properties To Be Sold" for more details concerning these Properties.

               Accordingly, the General Partner determined that the Fund should investigate opportunities for selling the Properties. The Fund had previously sold its Beinoris Building, the smallest of its Wood Dale industrial buildings, in September 1994. With respect to the Fairchild Corporate Center, the Fund owned a 56% interest in a general partnership, Fairchild 234, which owned a note secured by a deed of trust on Fairchild Corporate Center. Fairchild Corporate Center was sold when Fairchild 234 advertised the property for auction as part of the process of foreclosing on the deed of trust. Several favorable offers were received in response and the property was sold in August 1996 to one of the offerors without proceeding with the foreclosure. In late 1996, the Fund began to market its three industrial Properties in Illinois and Minnesota, Wood Dale, Winnetka, and Riverview (the "Midwest Industrial Properties"), and South Point Plaza, a shopping center in Arizona, in which it had a 50% interest. The shopping center was sold in April 1997; the Midwest Industrial Properties are being sold as part of the Sale. Generally, marketing was conducted through local real estate brokers in the areas where the Properties were located or through brokers who had relationships with large national buyers. LaSalle Advisors Limited Partnership ("LaSalle"), the real estate adviser to the Fund, managed the sales.

     Background of the Sale

               In January 1997, the Fund was contacted by the agent of an unidentified buyer (which was later disclosed to be the Purchaser), who expressed an interest in purchasing all of the remaining real estate assets of the Fund and of the four other public real estate funds sponsored by T. Rowe Price Associates, Inc. ("Associates"). The four entities affiliated with the Fund are sometimes hereinafter referred to as "Affiliated Funds" and, together with the Fund, the "Funds." Later in January, after telephone discussions between this third party and representatives of the Fund, the Purchaser contacted the Fund and identified itself as the potential buyer. Thereafter, in February 1997, the Fund entered into a confidentiality agreement with the Purchaser and its third party representative and forwarded certain business and financial information to the
     Purchaser for its review.   The Purchaser then submitted an offer
     for five of the Fund's Properties, including its interests in the Tierrasanta and Westbrook Commons Properties, at a price of $21,893,000. The Midwest Industrial Properties were then under letter of intent to a different buyer at a price of $14,344,109.


               On March 7, 1997, the Fund made a counteroffer to sell its Scripps Terrace, Clark Avenue, and River Run Properties to the Purchaser for $13,924,000 and the Affiliated Funds made counteroffers to sell to the Purchaser the Tierrasanta Property for $6,750,000 and the Westbrook Commons Property to the Purchaser for $15,200,000. On March 10, 1997, the Purchaser made a counteroffer to purchase the Scripps Terrace, Clark Avenue, and River Run Properties for $13,506,280, subject to negotiation of additional terms of sale, which the Fund accepted on March 12, 1997. After further negotiations, on March 12, 1997 the Purchaser made and the Funds accepted, subject to negotiation of additional terms of sale, an offer to purchase the Tierrasanta Property at a price of $5,250,000 and the Westbrook Commons Property for $15,200,000.

               LaSalle, on behalf of the Fund, thereafter received indications of interest from third parties to purchase Tierrasanta at prices ranging from $6.8 million to $7.3 million. However, all of these offers would have involved substantial due diligence by the offerors, and possible downward price adjustment. The Funds gave the Purchaser an opportunity to increase its offer for Tierrasanta and on April 8, 1997, the Purchaser increased its offer for Tierrasanta to $6,500,000. The Funds accepted the Purchaser's new offer for Tierrasanta on April 11, 1997.

               In early March 1997, the prospective purchaser of the Midwest Industrial Properties informed the Fund that it had elected not to proceed with the purchase, based on the extent of necessary deferred maintenance identified during its due diligence process, which the Fund estimated would cost $880,000. The Fund had previously received other offers for the Midwest Industrial Properties ranging from $12,165,000 to $13,970,945. The Purchaser had previously indicated an interest in purchasing the Midwest Industrial Properties and, when the initial purchaser withdrew its offer, the Fund invited the Purchaser to make an offer for these Properties. After additional negotiations, on April 11, 1997 the Fund agreed to include the Midwest Industrial Properties in the sale to Purchaser for an additional $12,931,000. A key factor in the Fund's decision to sell the Midwest Industrial Properties to the Purchaser instead of one of the other offerors was the Purchaser's agreement to purchase these Properties without any subsequent price adjustment because of deferred maintenance. In addition, the Fund had a greater degree of confidence in the Purchaser's ability to consummate the sale than it had with respect to some of the other offerors, and transaction costs would be lower if these Properties were included in the sale to the Purchaser, resulting in a net price equal to or better than that which would have been produced by the other offers. Thus, the total aggregate purchase price for all the Properties is $48,137,280 and the Fund's interest therein is $35,987,280.

               The Purchase and Sale Agreements for the Properties were executed on April 11, 1997, and the Purchaser deposited
     $481,373 (the "Escrow Deposit"), representing 1% of the aggregate purchase price for the Properties, in an escrow account.

     Description of the Properties to be Sold

               Scripps Terrace

               This Property, in which the Fund holds a 100% interest, consists of two one-story research and development/office/service buildings with a total of 57,000 square feet of space. The Property was built in 1985 and is located in the center of the Scripps Ranch planned community in the I-15 Corridor in suburban San Diego, California.

               The Scripps Ranch/Scripps Mesa industrial submarket in which this project competes consists of approximately 1,300 buildings totaling approximately 1.7 million square feet. Net absorption in 1996 in the Scripps Ranch/Scripps Mesa submarket totaled approximately 19,621 square feet. Vacancy in this submarket has declined steadily in recent years, from approximately 15% in 1993, to approximately 7% at year-end 1996. Average effective rents have remained generally level over this period. Scripps Terrace was 90% leased on average in the three months ended March 31, 1997, up from 82% in the comparable 1996 period, in both cases generally at market rates. There continues to be limited demand for space in multi-tenant properties such as Scripps Terrace.

               Leases covering 32% of the space in Scripps Terrace expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $130,000.

               Winnetka

               The Fund owns a 100% interest in the Winnetka Industrial Park Property, which consists of two multi-tenant industrial buildings with a total of 188,000 square feet of space. It was built in 1982 and is located in Crystal, Minnesota, a suburb of Minneapolis.












               As of May 1997, the building was still 100% leased which is above the 97% overall rate for the North Twin Cities' West/Northwest Suburban office/warehouse submarket as of December 1996. Total competitive inventory in this submarket is approximately 7.7 million square feet. The gross absorption in this submarket rose to approximately 106,000 square feet during 1996. In 1996, average market rental rates for space comparable to Winnetka increased slightly to $7.22 per square foot net of taxes, insurance and utilities ("NNN") for the office portion of the industrial buildings from $7.20 NNN in 1995. The average market rate for the warehouse portion of the industrial buildings increased from $3.59 NNN in 1995 to $3.69 NNN in 1996. The high occupancy rate in the submarket has spurred speculative construction. At present, approximately 20 new buildings are under construction in the nearby suburb of Plymouth. These buildings are expected to compete directly with the Winnetka property. Winnetka was 100% leased on average in the three months ended March 31, 1997 and 1996, in both cases generally at market rates.

               No leases in Winnetka expire between May 1997 and December 1998, but it is estimated that capital improvements, over the same period would be approximately $400,000, primarily for the replacement of a roof.

               Wood Dale

                The Fund owns a 100% interest in two multi-tenant industrial warehouse/manufacturing/distribution buildings built in 1980 in Wood Dale, Illinois, ("Wood Dale") a suburb of Chicago located immediately west of O'Hare Airport. The buildings are located in close proximity to each other and contain a total of 90,000 square feet.

               The western suburban Chicago industrial submarket consists of approximately 160 million square feet of space in all types of industrial projects. The net absorption in the larger west/northwest suburban Chicago industrial market was 738,000 square feet in 1996. The range of net rental rates in the market for comparable space increased from approximately $3.50 to $4.75 net per square foot per year in 1995 to $3.75 to $5.00 per square foot by year end 1996. Speculative construction is underway. Wood Dale was 82% leased on average for the three months ended March 31, 1997, down from 90% in the comparable period in 1996, in both cases generally at market rates.

               Leases covering 12% of the space in Wood Dale expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $40,000.

               Clark Avenue














               The Fund owns a 100% interest in a 40,000 square foot office/industrial building in King of Prussia, Pennsylvania
     ("Clark Avenue"), a northwestern suburb of Philadelphia. The Clark Avenue Property was built in 1980.

               The King of Prussia office submarket has an inventory of approximately 10.8 million square feet. The submarket had a vacancy rate of approximately 10.5% at the end of 1996, representing a decrease from 12% at year-end 1995 and 15% at year-end 1994. Net absorption recorded through the end of 1996 was approximately 200,000 square feet. The rental rates have remained stable in the submarket. There was no new construction activity in the King of Prussia submarket in 1996 and none is planned for 1997. Nevertheless, conditions in the larger Philadelphia industrial market are not strong, and the King of Prussia submarket is experiencing tenants downsizing and departing for other markets. Clark Avenue was 100% leased at March 31, 1997, resulting in an average leased status of 81% for the three months ended March 31, 1997, compared with 72% in the comparable 1996 period. The newly leased space was leased at market rates.

               One lease covering 8% of Clark Avenue expires between May 1997 and December 1998. It is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be minimal.

               Riverview

               The Fund owns a 100% interest in this Property which consists of three multi-tenant industrial warehouse/distribution/light manufacturing buildings located in the Riverview Industrial Park ("Riverview") near St. Paul,
     Minnesota. It was built in 1972 and contains 114,000 square feet of space.

               In 1996 the St. Paul/Midway/Suburban submarket had a vacancy rate of approximately 4% on a total inventory of approximately 11.3 million square feet. Net absorption totaled 74,300 square feet at year-end 1996. During 1996, the average rent was $7.50 NNN for the office portion of the market and $3.25 NNN for the warehouse portion. Riverview's average leased status for the three months ended March 31, 1997 was 100%, up from 96% for the three months ended March 31, 1996. In both periods, leases were generally executed at market rates.

               Leases covering 26% of the space at Riverview expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $230,000.

               River Run














               The Fund owns a 100% interest in River Run Shopping Center located in Miramar, Florida, which was built in 1988 and contains 93,000 square feet of space.

               In 1996, River Run signed three new leases totaling 4,275 square feet and one 975 square foot renewal lease representing in total over 5% of this south Florida retail Property. Occupancy at River Run increased from 90% at year-end 1995 to 93% at year-end 1996. The southwest Broward County non-regional mall submarket contains approximately 4.5 million square feet of retail space. The directly competitive market consists of four retail centers totaling 650,000 square feet. The vacancy rate within this smaller submarket is approximately 4%. Leasing activity in the area continues to improve. New housing construction which is underway in the area should positively impact the retail center within the foreseeable future. Rental rates for new leases in the submarket have increased in 1996 on average up to $2.00 NNN per square foot per year to $12.00 to $16.00 per year. River Run's average leased status was 93% in the three months ended March 31, 1997. Rents are generally at market rates.

               Leases covering 2% of the space at River Run expire between May 1997 and December 1998, but Fund Management anticipates some additional vacancy over this period due to credit issues. It is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $50,000.

               Tierrasanta

               The Fund owns a 30% interest in Tierrasanta 234, a joint venture with T. Rowe Price Realty Income Fund II, America's Sales-Commission-Free Real Estate Limited Partnership ("RIF II") and T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership ("RIF IV"), two of the Affiliated Funds. Tierrasanta 234 owns a 100% interest in Tierrasanta Research Park in San Diego, California. The project, built in 1984 and acquired in 1988, contains four buildings utilized for research and development purposes, for a total of 104,000 square feet of space. It is located in the Kearny Mesa market area, north of San Diego, which is part of the larger "Interstate 15" commercial corridor.

               Tierrasanta is part of the Kearny Mesa research and development ("R&D")/office market. The Property competes against both R&D and office buildings. Overall activity in the submarket was good in 1996, with approximately 1,475,000 square feet of gross absorption for the year in R&D space, and slightly higher rents than at year-end 1995. The vacancy rate in the market at year-end 1994 was approximately 13%, improving to approximately 10% in 1995 and 6% in 1996.














               Rental rates in this submarket at year-end for R&D space range between $6.60 and $9.00 per square foot net of expenses, with tenant improvements ranging between $5.00 and $15.00 per square foot. Office rents are ranging between $10.80 and $16.20 per square foot with tenant improvements ranging anywhere from $7.00 to $20.00 per square foot. There continue to be several 15,000 to 25,000 square foot buildings available for lease in the Kearny Mesa submarket which compete directly with the Tierrasanta vacancy.

               Leases covering 32% of the space in Tierrasanta expire between May 1997 and December 1998, and it is estimated that the Fund's share of capital improvements, leasing commissions and tenant improvements over the same period would be approximately $170,000.

               Westbrook Commons

               The Fund owns a 50% interest in Penasquitos 34, a joint venture in which RIF IV also owns a 50% interest. Penasquitos 34 owns a 100% interest in Westbrook Commons Shopping Center, a neighborhood shopping center in the Village of Westchester, Illinois, a Chicago suburb. The Property was built in 1984 and contains 122,000 rentable square feet of space.

               The Westchester market in which Westbrook Commons is located continues to remain a stable and relatively healthy environment for retailers. The vacancy rate for the competitive centers within a three-mile radius of Westbrook Common is approximately 2%, down from 7% at year-end 1994. Westbrook Common's average leased status for the three months ended March 31, 1997 was 98%, up 4% from the year-ago period. Leases at the Property are generally at market rates.

               Leases covering 20% of the space in Westbrook Commons expire between May 1997 and December 1998, and it is estimated that the Fund's share of capital improvements, leasing commissions and tenant improvements over the same period would be approximately $130,000.

     Annual Valuation

               At the end of each year, commencing in 1991, the General Partner establishes an estimated value of the Fund's portfolio of Properties ("Property Valuation"). In order to establish the Property Valuation, a range of values is first established for each of the Fund's Properties. This range is primarily based on the discounting of expected future cash flows for the Properties, taking into account current and anticipated market rental rates and discount rates in the market where the Property is located, as well as conditions at the Property itself. Based on the range of values established for each Property, the General Partner establishes a range for the estimated current value of the Properties in the aggregate. The












     Fund's analysis is primarily based on data provided by LaSalle. The Fund also retains an independent appraiser to review the data provided by LaSalle, including LaSalle's assumptions as to market rates and projected future rental rates, and its application of these assumptions to the Properties. The appraiser also reviews the reasonableness of the aggregate market value range. Based upon the range of values established for the Properties as a group, the General Partner selects a figure within this range which then constitutes the Property Valuation.

               Once the Property Valuation is established, the General Partner uses the Property Valuation, along with the Fund's other assets and liabilities, to prepare an estimated unit value ("Unit Valuation") by dividing the aggregate net value by the number of Units outstanding at the end of the year. The Unit Valuation is not necessarily representative of the value of the Units when the Fund liquidates because, among other reasons, the Unit Valuation includes only an estimate of the value and the costs of selling the Properties and does not take into account the ongoing costs of operating the Properties and the Fund until liquidation. Nor does the Unit Valuation necessarily represent the value at which a Limited Partner could sell his or her Units currently because of the lack of liquidity of the Units. In addition, this valuation process does not take into account the possibility that, as a result of the terms of the Fund's Partnership Agreement, liquidating distributions per Unit to Taxable Limited Partners (generally, those Limited Partners who are subject to federal income tax) may vary from those to Tax-Exempt Limited Partners (Limited Partners such as those who invested in the Fund from an individual retirement account). At December 31, 1996, the Unit Valuation was $145. Adjusted for the distribution in connection with the South Point Plaza sale of $5.73 per Unit, the adjusted Unit Valuation is $139. The sales price under the Purchase and Sale Agreements after deducting expenses of the Transaction to the Fund, is estimated to average approximately $140 per Unit. However, the expected distribution as a result of the Sale is anticipated to range from $134 to $150 per Unit, depending on whether the Limited Partner is a Taxable Limited Partner or a Tax-Exempt Limited Partner and the admission date of the Limited Partner. Additional net assets from current and prior operations are also expected to be distributed to Limited Partners in conjunction with the Transaction. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE--Taxation prior to Liquidation."

     Fairness Opinion

               The General Partner requested Legg Mason Wood Walker, Incorporated ("Legg Mason") to render it an opinion as to whether the consideration to be received by the Fund from the Sale is fair to the Fund and the Limited Partners, from a financial point of view. The General Partner retained Legg Mason based upon its prominence as an investment banking and financial advisory firm with experience in the valuation of businesses, their properties and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes, especially with respect to REITs and other real estate companies.

               On July 21, 1997, Legg Mason delivered its written opinion to the General Partner (the "Fairness Opinion") that, as of the date of such opinion, based on Legg Mason's review and subject to the limitations described below, the consideration to be received by the Fund from the Sale is fair to the Fund and the Limited Partners, from a financial point of view. The Fairness Opinion does not constitute a recommendation to any Limited Partner as to whether such Limited Partner should approve the Sale. Additionally, the Fairness Opinion does not compare the relative merits of the Sale with those of any other transactions or business strategies available to the Fund as alternatives to the Sale, and Legg Mason was not requested to, and did not, solicit the interest of any other party in acquiring the Properties.

               THE FULL TEXT OF THE FAIRNESS OPINION (WHICH CONTAINS A DESCRIPTION OF THE ASSUMPTIONS AND QUALIFICATIONS MADE, MATTERS CONSIDERED AND LIMITATIONS IMPOSED ON THE REVIEW AND ANALYSIS) IS SET FORTH IN APPENDIX I AND SHOULD BE READ IN ITS ENTIRETY. THE FUND IMPOSED NO CONDITIONS OR LIMITATIONS ON THE SCOPE OF LEGG MASON'S INVESTIGATION OR THE METHODS OR PROCEDURES TO BE FOLLOWED IN RENDERING THE FAIRNESS OPINION.

               In rendering the Fairness Opinion, Legg Mason, among other things: (i) reviewed the Purchase and Sale Agreements; (ii) reviewed and analyzed certain consolidated historic and projected financial and operating data of the Fund and the Properties, including certain audited and unaudited financial statements for the Fund and unaudited cash-basis projections for the Properties, as provided by the General Partner and LaSalle; (iii) reviewed and analyzed certain other internal information concerning the business and operations of the Fund and the Properties furnished to it by the General Partner and LaSalle; (iv) reviewed and analyzed certain publicly available information concerning the Fund, the Properties and the Purchaser; (v) reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Legg Mason deemed relevant to its inquiry; (vi) reviewed and analyzed certain selected market purchase price data that Legg Mason considered relevant to its inquiry; (vii) held meetings and discussions with certain directors, officers and employees of the General Partner and LaSalle concerning the operations, financial condition and future prospects of the Properties; and (viii) conducted such other financial studies, analyses and investigations, including visits to certain of the Properties, and considered such other information as it deemed appropriate.

               In preparing its opinion, Legg Mason relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by the General Partner and LaSalle. Legg Mason assumed that the financial projections (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partner and LaSalle as to the future performance of the Properties. Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Fund (including the Properties), nor was Legg Mason furnished with any such independent evaluations or appraisals. The Fairness Opinion is based upon financial, economic, market and other conditions and circumstances existing and disclosed to it as of the date of its opinion.

               The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or amenable to summary description. Accordingly, Legg Mason believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete picture of the process underlying the Fairness Opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of real estate properties are not appraisals and may not reflect the prices at which such properties may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and Legg Mason does not assume responsibility for any future variations from such analyses or estimates. The following paragraphs summarize the significant quantitative and qualitative analyses performed by Legg Mason in arriving at the Fairness Opinion.

               Analyses and Conclusions

               As background for its analyses, Legg Mason held extensive discussions with the General Partner and LaSalle regarding the history, current business operations, financial condition and future prospects of the Properties.

               In valuing the Properties, Legg Mason considered a variety of valuation methodologies, including (i) a discounted cash flow analysis; (ii) an analysis of certain transactions pursuant to which selected REIT's have acquired a portfolio of industrial, office or retail properties; and (iii) an analysis of certain publicly available market purchase price data for industrial, office and retail properties in the markets in which the Properties are located.












               For purposes of its analysis, Legg Mason relied upon audited financial statements for the Fund for the year ended December 31, 1996, unaudited financial statements for the Fund for the three months ended March 31, 1997 and unaudited cash-basis projections for the Properties for the years ending December 31, 1997 through 2007, inclusive, as provided by the General Partner and LaSalle.

               In connection with rendering its opinion, Legg Mason performed a variety of financial and comparative analyses, including those summarized below, and relied most heavily on the discounted cash flow analysis. Legg Mason's opinion is directed only to the fairness to the Fund and to the Limited Partners, from a financial point of view, of the consideration to be received by the Fund from the Sale, and does not address any other aspect of the Sale. The summary set forth below does not purport to be a complete description of the analyses used by Legg Mason in rendering its Fairness Opinion.

               Discounted Cash Flow Analysis. Legg Mason analyzed the financial terms of the Sale using a discounted cash flow analysis. The discounted cash flow approach assumes, as a basic premise, that the intrinsic value of any business or property is the current value of the future cash flow that the business or property will generate for its owners. To establish a current implied value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Legg Mason used projections and other information provided by the General Partner and LaSalle to estimate the free cash flows, defined as total projected cash revenue (including base rent and expense recoveries net of certain free rent and vacancy allowances) minus total projected cash property expenses (including utility expense, repair and maintenance expense, property management fees, insurance, real estate taxes, tenant improvements, leasing commissions and capital improvements) ("Free Cash Flows") for the nine months ending December 31, 1997 through the year ending December 31, 2007, inclusive.

               The Free Cash Flows were then discounted to the present, using discount rates ranging from 11.2% to 14.2% (12.5% midpoint) and growth rates applied to the average of the Free Cash Flows for the years ending December 31, 2005 through 2007 ranging from 4.0% to 5.5%. These discount rates reflected Legg Mason's assessment of real estate investments in general, and the specific risks of the Properties, in particular. Legg Mason's calculations resulted in a range of imputed aggregate values of the Properties of $27.7 million to $43.8 million, with a mean of $34.2 million.

               Given that the consideration of $35,987,280 to be received by the Fund from the Sale is within the aggregate values of the Properties derived from a discounted cash flow analysis, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

               Selected Comparable Acquisition Analysis. Legg Mason also analyzed selected transactions (the "Comparable Industrial Acquisitions") in which certain office/industrial REIT's (the "Acquiring Industrial Companies") acquired a portfolio of industrial properties (the "Target Industrial Portfolios"). Legg Mason compared the purchase price paid in each Comparable Industrial Acquisition with the latest twelve months or reported period, on an annualized basis, revenues, EBITDA and funds from operations of the Target Industrial Portfolios and calculated the following range of multiples: a range of purchase price to Target Industrial Portfolio revenues of 6.0x to 8.7x, with a mean of 7.4x; a range of purchase price to Target Industrial Portfolio EBITDA of 9.0x to 11.8x, with a mean of 10.4x; and a range of purchase price to Target Industrial Portfolio funds from operations of 8.3x to 11.8x, with a mean of 10.3x. Applying the applicable range of these acquisition multiples to the industrial Properties' revenues, EBITDA and funds from operations for the trailing twelve month period ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an implied aggregate range of values of the industrial Properties of approximately $16.8 million to $27.6 million, with a mean of $21.8 million.

               Legg Mason also analyzed selected transactions (the "Comparable Retail Acquisitions") in which certain retail REITs (the "Acquiring Retail Companies") acquired a portfolio of retail properties (the "Target Retail Portfolios"). Legg Mason compared the purchase price paid in each Comparable Retail Acquisition with the latest twelve months or reported period, on an annualized basis, revenues, EBITDA and funds from operations of the Target Retail Portfolios and calculated the following range of multiples: a range of purchase price to Target Retail Portfolio revenues of 5.1x to 8.4x, with a mean of 6.8x; a range of purchase price to Target Retail Portfolio EBITDA of 8.3x to 15.2x, with a mean of 10.4x; and a range of purchase price to Target Retail Portfolio funds from operations of 5.4x to 15.6x, with a mean of 9.0x. Applying the applicable range of these acquisition multiples to the office Properties' revenues, EBITDA and funds from operations for the trailing twelve month period ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an implied aggregate range of values of the retail Properties of approximately $7.9 million to $23.2 million, with a mean of $14.7 million. Legg Mason then combined the respective ranges of valuations of the industrial Properties and the retail Properties, which yielded an implied aggregate range of values of the Properties of approximately $24.7 million to $47.1 million, with a mean of $36.5 million.














               Given that the consideration of $35,987,280 to be received by the Fund from the Sale is within the aggregate values for the Properties derived from the range of acquisition multiples of the Comparable Industrial Acquisitions and the Comparable Retail Acquisitions, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

               Selected Comparable Market Purchase Price Analysis. Legg Mason also compared certain financial information relating to the Properties to certain publicly available information on current purchase prices of industrial and retail buildings in particular markets in which the Properties are located.

               Legg Mason analyzed the prevailing purchase capitalization rate (calculated by dividing property net operating income for the applicable trailing twelve month period by the purchase price paid) for the Minneapolis and St. Paul, Minnesota; Chicago, Illinois; San Diego, California; and Philadelphia, Pennsylvania industrial markets; and the Chicago, Illinois and Ft. Lauderdale, Florida retail markets. Legg Mason believes that these markets closely resemble the respective markets in which the Properties are located and are an appropriate basis for the comparison of values.

               Applying this selected data to the applicable Properties' net operating income for the twelve months ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an aggregate value of the Properties of $37.6 million.

               Legg Mason noted that the aggregate value of the Properties derived from the prevailing purchase price capitalization rate analysis exceeds the consideration of $35,987,280 to be received by the Fund in the Sale by approximately 4.0%. However, Legg Mason also noted that several of the Properties were constructed over fifteen years ago, contained significant vacancy as of March 31, 1997 and are budgeted to require significant capital improvements in the near term. Further, the Discounted Cash Flow and Selected Comparable Acquisition Analyses discussed above support the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale. Legg Mason therefore concluded that this analysis did not preclude it from rendering its Fairness Opinion.

               Pursuant to an engagement letter dated May 12, 1997, Legg Mason will receive $35,000 for its services in rendering the Fairness Opinion. Legg Mason will also be reimbursed for certain of its expenses, in an amount not to exceed $5,000 without the prior consent of the General Partner. The Fund and the General Partner have agreed to indemnify Legg Mason, its affiliates and each of its directors, officers, employees, agents, consultants and attorneys, and each person or firm, if any, controlling Legg Mason or any of the foregoing, against certain liabilities, including liabilities under federal securities law, that may arise out of Legg Mason's engagement.

               Legg Mason has, from time to time, provided securities brokerage services to Associates and its affiliates, and may do so in the future, but the compensation paid by Associates and its affiliates to Legg Mason is not material, constituting less than 1% of Legg Mason's total 1996 commission revenue, and less than 1% of such commissions paid by Associates and its affiliates in 1996. Legg Mason also has been retained by the other Affiliated Funds for separate fees to render opinions in connection with the sale by such Affiliated Funds of substantially all of their properties to the Purchaser.

     Recommendation of the General Partner

               The General Partner believes that the Transaction is in the best interests of the Fund and the Limited Partners, and, therefore, recommends that the Limited Partners approve the Transaction.

               In reaching its recommendation, the General Partner considered the following factors with respect to the Transaction:

               (i) In a sale of all of the Properties in one transaction, all negotiations, including those relating to price and any adjustments to price as a result of the Purchaser's due diligence, are conducted on a portfolio level rather than Property by Property, which is more efficient and is anticipated to result in fewer price adjustments;

               (ii) The purchase price was achieved by arm's length negotiations and exceeds the Property Valuation;

               (iii)The Fairness Opinion of Legg Mason that the Sale is fair to the Fund and the Limited Partners, from a financial point of view;

               (iv) Prior to entering into the Purchase and Sale Agreements, the General Partner made inquiries regarding the Purchaser and determined that the Purchaser has a reputation for completing purchases it contracts to make and for doing so in a timely and expeditious manner;

               (v) The terms and conditions of the Purchase and Sales Agreements described under "Terms of the Purchase and Sale Agreements," in particular: (a) the Purchaser's obligations are not subject to obtaining financing; (b) the Purchaser will forfeit its $481,373 Escrow Deposit if it fails to consummate the Transaction other than for the due diligence reasons discussed under "Terms of the Purchase and Sale Agreements Condition of the












     Properties; Purchaser's Review of the Properties;" (c) it is unlikely that there will be any significant adjustment to the purchase price because the Purchaser had early access to information and because of the timing of the due diligence review; and (d) the Fund can terminate the Purchase and Sale Agreements with respect to the wholly-owned Properties if a more favorable unsolicited offer is received for these Properties, although the Fund would then forfeit the Escrow Deposit of $264,373 with respect to these Properties and pay an additional $600,000 to the Purchaser;

               (vi) No brokerage commissions are required to be paid by the Fund in connection with the Sale;

               (vii)Selling all of the Properties at one time will result in lower aggregate sale costs;

               (viii)Selling all of the Properties at one time will eliminate the need for the Fund to incur the ongoing administrative and other expenses of continuing to operate the Fund and certain Properties during an extended sales period;

               (ix) The Sale and Liquidation will result in the more accelerated return of capital to the Limited Partners; and

               (x) The Sale and Liquidation is anticipated to result in the opportunity for the Taxable Limited Partners to receive their final Schedules K-1 for 1997 and avoid future inconvenience and expense from the requirement to reflect such schedules in their income tax returns in subsequent years.

               The General Partner considered the following additional factors with respect to the disposition of the Properties in general:

               (i) The fact that the Properties have now been held for their originally anticipated holding period;

               (ii) The General Partner's belief that current market conditions are favorable for a sale of the Properties due to the favorable interest rate environment, the increased availability of investor capital and the improvement in certain of the marketplaces in which the Fund's Properties are located, as well as the likelihood that speculative construction will commence in several of these markets in the near future, as discussed under the caption "THE TRANSACTION--Description of Properties to be Sold;"

               (iii)The liquidity the Transaction will provide to Limited Partners that the retention of Units does not provide. At present, there is no established public trading market for Units and liquidity is limited to sporadic sales that occur within an informal secondary market and to occasional tender offers for Units, which are generally at a substantial discount to the Unit Valuation;

               (iv) The age and physical condition of the Properties, anticipated lease expirations and the anticipated need for substantial expenditures on capital improvements and tenant improvements in the near term if the Fund continued to hold the Properties through the end of 1998;

               (v) The historic as well as the present levels of distributions to the Limited Partners; and

               (vi) Retaining the Properties will continue to subject the Fund to the risks inherent in the ownership of property such as fluctuations in occupancy rates, operating expenses and rental rates which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Fund and federal and local laws and regulations affecting the ownership and operation of real estate. More particularly, the Fund would be subject to the risks of prospective lease expirations over the next few years, particularly at Riverview, which may require substantial cash expenditures to fund tenant improvement costs and leasing commissions in order to attract and retain tenants.

               The primary disadvantages of disposing of the Properties pursuant to the Sale are as follows:

               (i)  The Fund will not benefit from possible
     improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the Properties. The concern in continuing to hold the Properties in an improving market is that the market conditions which led to this improvement may encourage an increasing supply of new properties which could eventually lead to oversupply of the properties and weakening of prices;

               (ii) The sale of all of the Properties at one time may not result in as high an aggregate sales price as if they were sold individually; and

               (iii)Although not anticipated, the Liquidation may result in additional compensation to the General Partner equal to the amount of assets transferred to the General Partner less the amount necessary to satisfy the ultimate liabilities of the Fund.

               The General Partner also examined the alternative of disposing of the Properties individually or in smaller groups over the next 18 months. Based upon the General Partner's analysis as set forth above, the General Partner concluded that the Sale is a superior alternative to this strategy. The General Partner also considered liquidating the Fund in the ordinary course following the Sale, without assuming the outstanding liabilities of the Fund and receiving a commensurate amount of assets to satisfy such liabilities. However, such form of liquidation would likely result in additional administrative expenses incurred by the continuation of the Fund into 1998, and the receipt by Taxable Limited Partners of Schedules K-1 for 1998. Since it is unlikely that the Liquidation proposed as part of the Transaction will result in compensation to the General Partner (the transfer of assets and liabilities will be based on a balance sheet prepared in accordance with Generally Accepted Accounting Principles), the General Partner concluded that the Liquidation was in the best interests of the Limited Partners. See "THE TRANSACTION--The Liquidation."

     Failure to Approve the Transaction

               If the Limited Partners fail to approve the Transaction, the Fund will continue to operate the Properties and attempt to sell the Properties in single or multiple sales, which may include sales to the Purchaser, in order to complete the liquidation of the Fund before the end of 1998. Such sales could, under certain circumstances, require the consent of the Limited Partners.

               If the Transaction is not approved, the sale to the Purchaser of Tierrasanta (the Property held by a joint venture in which the Fund has a 30% interest) and/or Westbrook Commons (the Property held by a joint venture in which the Fund has a 50% interest) may nevertheless be consummated because the sale of the Fund's interests in either or both of such Properties does not require the approval of the Limited Partners. Moreover, the consummation of such sales may be required under the terms of the agreements governing such joint ventures.

               Under each of the joint venture agreements governing Tierrasanta and Westbrook Commons, if the Fund chooses not to sell a Property, but either of the other two joint venture partners (in the case of Tierrasanta) or the single other joint venture partner (in the case of Westbrook Commons) chooses to sell the Property, the Fund will have the right to buy out the interests of the venture partners proposing the sale. If the Fund fails to buy such joint venture interests, the sale of the Property will be consummated without the Fund's consent. The General Partner does not anticipate that the Fund would purchase the joint venture interests in such case.

     Terms of the Purchase and Sale Agreements

               The following is a summary of the material terms of the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997, by and between the Fund and Purchaser and, with respect to Tierrasanta and Westbrook Commons, between the joint ventures in which the Fund owns interests and the Purchaser. This summary does not purport to be complete and reference is made to the Purchase and Sale Agreements, which are incorporated herein by reference. Copies of the Purchase and Sale












     Agreements will be provided to Limited Partners upon written request to T. Rowe Price Services, Inc., P.O. Box 89000, Baltimore, Maryland 21289-0270, or by calling (800) 962-8300. Capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase and Sale Agreements.

               The Purchase and Sale Agreements provide for the Sale by the Fund to Purchaser of the Properties. The aggregate purchase price ("Purchase Price") for all of the Properties is $48,137,280 (of which the Fund's aggregate interest therein is $35,987,280) payable as follows: (i) $481,373 of the Purchase Price, the Escrow Deposit, was deposited by Purchaser into an escrow account contemporaneously with the execution of the Purchase and Sale Agreements; and (ii) the balance of the Purchase Price, subject to adjustment as described below, is payable by Purchaser at the Closing. The Closing Date is scheduled for the first business day that is five days after the latest to occur of: (a) the approval of the Transaction by the Limited Partners holding a majority of the outstanding Units; (b) the expiration of the last of the Due Diligence Periods (as described below); and (c) the receipt of the Fairness Opinion.

               Condition of the Properties; Purchaser's Review of the Properties

               The Purchaser is purchasing the Properties on an "As Is," "Where Is" and "With All Faults Basis" without any representation by the Fund as to the condition of the Properties or their fitness for any purpose except as specifically described below.

               The Purchase and Sale Agreements provide that, prior to Closing, Purchaser has three periods (collectively, the "Due Diligence Periods") during which it has the opportunity to review and analyze certain aspects of the Properties and certain limited rights to cancel the Purchase and Sale Agreements. During the period that commenced April 11, 1997 and expired May 1, 1997 ("Financial Due Diligence Period"), the Purchaser had the opportunity to review all of the Fund's Records and request other information concerning the Properties. The Purchaser had the right, by written notice to the Fund, to terminate the Agreement and have the entire Escrow Deposit refunded to it. Because the Fund did not receive such a notice from the Purchaser during the Financial Due Diligence Period, 50% of the Escrow Deposit became non-refundable on May 1, 1997.

               Additionally, pursuant to the Purchase and Sale Agreements, the Fund provided Purchaser with an ASTM Phase I Environmental Report (each an"Environmental Report" and collectively, the "Environmental Reports") with respect to each Property. The Purchaser had a 30-day period (the "Environmental Due Diligence Period"), commencing on the date that it received all such Environmental Reports, to review and analyze the Environmental Reports and terminate the Purchase and Sale












     Agreements by written notice to the Partnership and have 50% of the Escrow Deposit refunded to it. Because the Fund did not receive written notice from the Purchaser terminating the Purchase and Sale Agreements prior to June 23, 1997, the date on which the Environmental Due Diligence Period expired, the entire Escrow Deposit became non-refundable, subject to the provisions for title review described below.

               Finally, the Purchase and Sale Agreements provide for a time period (the "Title Due Diligence Period") for the Purchaser to review the state of title to the Properties. For each Property, the Purchaser was provided with a preliminary title insurance commitment and a current ALTA survey (collectively, the "Title Review Material"). Upon receipt of the Title Review Material, the Purchaser provided the Fund with written notice of the matters revealed by the Title Review Material of which the Purchaser disapproved (the "Disapproved Exceptions"). Except for certain monetary liens, the Fund has no obligation to remove any Disapproved Exceptions. Within ten days of the receipt of the Purchaser's notice of Disapproved Exceptions, the Fund provided the Purchaser with a response specifying which Disapproved Exceptions it would remove prior to Closing. Although the Fund did not agree to remove all Disapproved Exceptions, the Purchaser did not elect to terminate the Purchase and Sale Agreements. Consequently, as of the date hereof, the Escrow Deposit is non-refundable.

               Conditions Precedent to Closing

               The obligations of the Fund to close under the Purchase and Sale Agreements are subject to (i) the approval of the Transaction by the Limited Partners holding a majority of the outstanding Units, (ii) the validity of the Fund's representations and warranties on the Closing Date, (iii) the absence of a fire or other insured casualty for which the Fund has elected to terminate the Purchase and Sale Agreements in accordance with their terms, and (iv) the receipt of the Fairness Opinion.

               The obligations of the Purchaser to close under the Purchase and Sale Agreements are subject to (i) the Purchaser having received an estoppel certificate with respect to 90% of the Major Tenants (defined as a tenant leasing 10,000 square feet of more of space) from either the tenant or the Fund, (ii) the absence of a casualty or condemnation for which the Purchaser has elected to terminate the Purchase and Sale Agreements in accordance with their terms, (iii) the willingness of the Title Company to issue title insurance policies insuring the Purchaser's ownership of the Properties, and the (iii) the absence of Material Inaccuracies (defined as an inaccuracy resulting in an aggregate loss to the Purchaser in excess of amounts ranging from $65,000 to $264,373, depending on the Property in question) in the Fund's representations and warranties.













               Casualty to or Condemnation of the Properties

               If, prior to the Closing, any one Property is damaged due to a fire or other insured casualty and the cost of repairing such damage is in excess of amounts ranging from $100,000 to $300,000, depending on the Property in question, then the Purchaser may elect to terminate the Purchase and Sale Agreements with respect to such Property and the Purchase Price shall be reduced by the market value of such Property under the Fund's casualty insurance policy prior to the casualty.

               If, prior to Closing, any one Property is damaged due to fire or other insured casualty and either: (i) the cost of repairing such damage is less than amounts ranging from $100,000 to $300,000, depending on the Property in question, or (ii) the cost of repairing such damage is in excess of amounts ranging from $100,000 to $300,000, depending on the Property in question, and the Purchaser has not elected to terminate the Purchase and Sale Agreements with respect to such damaged Property, the Closing shall occur as scheduled, the Fund shall assign to the Purchaser the proceeds of all casualty insurance with respect to such damage and the Purchase Price shall be reduced by the amount of the deductible under Fund's casualty insurance.

               If, prior to Closing, more than 10% of any one Property is condemned or taken by eminent domain and, as a consequence, the Property cannot be operated consistently with its use prior to such taking, then the Purchaser may elect to terminate the Purchase and Sale Agreement with respect to such Property and the Purchase Price shall be reduced by the allocated value of the affected Property. If, prior to Closing, a portion of any one Property is taken by eminent domain and either the Purchaser does not elect to terminate the Purchase and Sale Agreement with respect to the affected Property or the taking is not of a character that would permit the Purchaser to make such election, the Closing shall occur as scheduled without reduction in the Purchase Price and the Fund shall assign to the Purchaser all awards, if any, resulting from such condemnation.

               Operation of the Properties Prior to Closing

               Prior to the Closing, the Fund shall operate and maintain the Properties in substantially the same manner as they were operated prior to execution of the Purchase and Sale Agreements, provided, however, that during the pendency of the Purchase and Sale Agreements, the Fund shall not, without the prior consent of the Purchaser, (i) enter into any material agreement affecting the Properties or any one of them; (ii) waive a material obligation of a tenant, (iii) materially modify any Tenant Lease or Service Contracts, or (iv) perform any physical alterations to the Properties costing in the aggregate in excess of $50,000.













               Representations and Warranties

               The Purchase and Sale Agreements contain various representations and warranties of the Fund relating to, among other things: (i) due organization and authority to enter into the Purchase and Sale Agreements, (ii) the absence of conflicts under any documents to which it is party and of violations of agreements and instruments by which it is bound, (iii) the absence of legal proceedings, governmental investigations and violations of law and (iv) the accuracy of the rent roll and schedule of service contracts provided to the Purchaser.

               The Purchase and Sale Agreements also contain various representations and warranties of the Purchaser relating to, among other things: (i) due organization and authority to perform its obligations under the Purchase and Sale Agreements, (ii) the absence of conflicts under any documents to which it is party and of violations of agreements and instruments by which it is bound and (iii) the confidential nature of the transaction.

               Default and Damages

               The Purchase and Sale Agreements provide that the Purchaser's sole recourse for any uncured breach (a "Default") by the Fund of any representation or warranty, or any other matter related to a Purchase and Sale Agreement prior to the Closing shall be to terminate such Purchase and Sale Agreement and receive a refund of the Escrow Deposit set forth in that Purchase and Sale Agreement, together with a reimbursement of out-of-pocket expenses of up to $90,000, $15,000, and $15,000 with respect to the wholly-owned Properties, Tierrasanta and Westbrook Commons, respectively, provided, however, the Purchaser shall have no such right to terminate the Purchase and Sale Agreements and receive a refund of the Escrow Deposit and reimbursement of out-of-pocket expenses unless all such Defaults by the Fund in the aggregate materially and adversely affect the value of any one wholly-owned Property by at least $100,000, or a default by the applicable selling entity adversely affects the value of Tierrasanta or Westbrook Commons by at least $150,000 or $300,000, respectively.

               In the event that a Default is first discovered by the Purchaser after the Closing, the Purchaser shall have no remedy for such Default unless such Default (i) relates to a matter expressly stated in the Purchase and Sale Agreements to survive the Closing, and (ii) the Purchaser brings a claim with respect to such Default prior to the earlier of (a) October 31, 1997 or
     (b) 90 days following the Closing. In addition, the Fund or other selling entity shall have no liability to the Purchaser based upon any inaccuracy in its representations and warranties contained in the Purchase and Sale Agreements unless the same results in damage to the Purchaser of more than $264,373, $65,000 and $152,000, with respect to the wholly-owned Properties, Tierrasanta and Westbrook Commons, respectively, and the Fund's or other selling entity's aggregate liability to the Purchaser for all such inaccuracies is $1,300,000, $500,000 and $1,500,000, with respect to the wholly-owned Properties, Tierrasanta and Westbrook Commons, respectively.

               Proration

               All items of income and expense will be apportioned and adjusted between the Fund and the Purchaser as of 12:00 midnight, Eastern Standard time, of the day preceding the Closing Date.

               Termination

               The Purchase and Sale Agreement for the wholly-owned Properties may be terminated by the Fund if it receives a more favorable offer for the purchase of such Properties from a bona fide third party. In the event of a termination of such Purchase and Sale Agreement as a result of a more favorable offer for these Properties, the Escrow Deposit of $264,373 with respect to these Properties would be returned to the Purchaser and the Fund would pay the Purchaser a topping fee of $600,000 when, and if, the Fund actually closes on such more favorable offer. The Purchase and Sale Agreement prohibits the Fund from actively seeking a more favorable offer, but allows the Fund to negotiate in good faith in the event that it receives an unsolicited offer.

     The Liquidation

               Following the consummation of the Sale, the General Partner will prepare a balance sheet (the "Balance Sheet") in accordance with Generally Accepted Accounting Principles ("GAAP"), setting forth the total amount of assets and liabilities of the Fund, which will be audited by the Fund's independent auditors. The General Partner shall then determine the amount of net assets ("Net Assets") of the Fund by deducting all of such liabilities reflected on the Balance Sheet from the total assets of the Fund at such time. Promptly thereafter, such Net Assets, which will include net proceeds from the Sale, shall be distributed to the Limited Partners and the General Partner in accordance with the terms of the Partnership Agreement by utilizing the cash proceeds derived from the Sale and any other cash held by the Fund. If necessary, in order to avoid a distribution in kind to the Limited Partners, the General Partner will provide additional cash to the Fund, in exchange for non-cash assets of the Fund of equal value, to facilitate a cash distribution to the Partners equal to the total amount of Net Assets.

               The General Partner has determined that it is in the best interests of the Limited Partners to terminate the Fund by December 31, 1997, if possible, in order to eliminate the need for the Fund to prepare, and the Taxable Limited Partners to receive, Schedules K-1 with respect to 1998. In order to make reasonable provision to pay all outstanding liabilities of the












     Fund prior to the end of 1997, the General Partner has agreed to assume all liabilities of the Fund, subject to its receipt of sufficient assets of the Fund to satisfy such liabilities set forth on the Balance Sheet. Although unlikely, if the amount necessary to satisfy the liabilities proves to be less than the assets transferred to the General Partner for such purpose, the General Partner would receive additional compensation in an amount equal to the difference between such assets and liabilities.

                BENEFITS OF THE TRANSACTION TO AND POSSIBLE
            CONFLICTS OF THE GENERAL PARTNER AND ITS AFFILIATES

               The General Partner does not anticipate receiving any fees or distributions in connection with the Sale of the
     Properties.   In accordance with the Partnership Agreement,
     during the operating stage of the Fund, the General Partner was entitled to receive a 9% management fee, as well as a General Partner distribution of 1% of certain monies which were derived from operations. Any amounts which are due to the General Partner with respect to prior periods may be paid following the consummation of the Sale. However, the General Partner is entitled to these monies, regardless of whether the Sale is consummated. The Sale of all of the Properties at one time may, however, accelerate the timing for the receipt of these monies by the General Partner.

               There was a potential conflict created by the Sale because the Purchaser simultaneously offered to purchase substantially all of the assets of all of the Funds. Associates is the indirect parent company and controls the General Partner of the Fund, as well as all of the general partners and the investment manager, as the case may be, of the Affiliated Funds. The apparent conflict was addressed by insisting that the Purchaser negotiate and sign separate contracts with each of the selling entities. In order to further confirm the fairness of these third party contracts, each of the general partners or board of directors of the Affiliated Funds, as the case may be, has obtained a fairness opinion from Legg Mason that the consideration to be received by the respective Affiliated Fund from the sale to the Purchaser of such Affiliated Fund's properties or interests therein is fair, from a financial viewpoint, to the Affiliated Fund and its limited partners or stockholders, as the case may be.

               There is also a potential conflict for the General Partner in recommending the Sale because a mutual fund sponsored by Associates owns 1.8% of the outstanding shares of Glenborough Realty Trust Incorporated, the value of which could be enhanced by the consummation of the Sale. As of July 16, 1997, this holding constituted less than 1% of the net asset value of the fund and is not considered by Associates to be material to the Fund.













               Conversely, the General Partner will be adversely affected by the Sale because the 9% management fee and the 1% of cash from operations which it presently receives will be eliminated (it received $164,000 and $20,000, respectively, for these fees during 1996). Further, in connection with the Liquidation, the General Partner may be obligated to contribute to the Fund for distribution to the Limited Partners an amount not in excess of the negative balance in the General Partner's capital account. However, the consummation of the Sale will also eliminate any liability of the General Partner for liabilities of the Fund which could arise from continued operation of the Fund. See "THE TRANSACTION--The Liquidation."

       CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE

     General

               The Transaction, if approved, will have certain tax implications to the Limited Partners that must be considered.
     The following summarizes the material estimated federal income tax consequences for Taxable Limited Partners arising from the Transaction and provides a general overview of certain state income tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and published positions of the Internal Revenue Service (the "Service"), each as in effect on the date of this Consent Solicitation Statement. There can be no assurance that the Service will agree with the conclusions stated herein or that future legislation or administrative changes or court decisions will not significantly modify the federal or state income tax law regarding the matters described herein, potentially with retroactive effect. This summary is not intended to, and should not, be considered an opinion respecting the federal or state income tax consequences of the Transaction.

     Taxation Prior to Liquidation

               A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each Partner is required to take into account in computing his or her income tax liability his or her allocable share of the Fund's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss") in accordance with the Partnership Agreement. If the allocation of income or loss in the Partnership Agreement does not have "substantial economic effect" as defined in Code Section 704(b), the law requires the Fund's income or loss to be allocated in accordance with the Limited Partners' or Partners' economic interests in the Fund. The distribution of cash attributable to Fund income is generally not a separate taxable event.

               For tax purposes, the Fund will realize and recognize gain or loss separately for each Property (and in some cases, for each building which is part of a Property). The amount of gain for tax purposes recognized with respect to an asset, if any, will be an amount equal to the excess of the amount realized (i.e., cash or consideration received reduced by the expenses of the Sale) over the Fund's adjusted tax basis for such asset. Conversely, the amount of loss recognized with respect to an asset, if any, will be an amount equal to the excess of the Fund's adjusted tax basis over the amount realized by the Fund for such asset. The "adjusted tax basis" of a Property is its cost (including nondeductible capital expenditures made by the Fund at the time of purchase) or other basis with certain additions or subtractions for expenditures, transactions or recoveries of capital during the period of time from acquisition of the Property until the sale or other disposition. To determine the gain or loss on the sale or other disposition of a Property the unadjusted basis must be (i) increased to include the cost of capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and
     (ii) decreased by depreciation and amortization.

               Each Limited Partner must report his or her allocable share of these gains and losses in the year in which the Properties are sold. Actual gain or loss amounts may vary from the estimates set forth below. Each Limited Partner's allocable share of any Section 1245 gain, Section 1231 gain or loss and Fund net taxable income or loss from operations will be reflected on his or her applicable Schedule K-1 (as determined in accordance with the allocation provisions contained in the Partnership Agreement discussed below).

               Under Section 702(a)(3) of the Code, a partnership is required to separately state, and the Partners are required to account separately for, their distributive share of all gains and losses. Accordingly, each Limited Partner's allocable share of any Section 1231 gain or loss and depreciation recapture realized by the Fund as a result of the Transaction would be reportable by such Limited Partner on his or her individual tax return.
     Section 1231 gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business or (ii) real property used in a trade or business and held for more than one year. Conversely,
     Section 1231 losses are those losses arising from the sale or exchange of Section 1231 Property. If Section 1231 losses exceed
     Section 1231 gains, such losses would be treated as ordinary losses by the Partners.

               To the extent that Section 1231 gains for any taxable year exceed certain Section 1231 losses for the year, subject to certain exceptions (such as depreciation recapture, as discussed below), such gains and losses shall be treated as long-term capital gains. However, Section 1231 gains will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.













               Under Sections 1245 and 1250 of the Code, a portion of the amount allowed as depreciation expense with respect to
     Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition rather than as long-term capital gains ("Section 1245 gains" and "Section 1250 gains," respectively). The Fund does not anticipate that it would have Section 1250 gains as a result of the Transaction, and that Section 1245 gains, if any, will be de minimis.

               In general, under Section 11.4.4 of the Partnership Agreement, gain from a "Terminating Sale" is allocated among Partners having negative capital account balances in proportion to and to the extent of their respective negative capital account balances prior to making distributions of the sale proceeds. A "Terminating Sale" means the earlier of the sale of the Fund's last three properties or the sale of the Fund's properties which causes the aggregate acquisition cost of all Fund properties which have been sold to exceed 66 2/3% of the original acquisition cost of all Fund properties. Thereafter, any gain generally will be allocated among the Partners until the capital account balance of each Partner equals the Partner's "Adjusted Capital Contribution," which is defined as the Partner's original capital contribution less the portion of such contribution previously returned to the Partner. However, if such gain is insufficient to bring the capital account balance of each Limited Partner up to his or her Adjusted Capital Contribution, such gain will be allocated so as to equalize, to the extent possible, the capital accounts of the Limited Partners on a per-unit basis.

               The per-unit capital account balances of the Limited Partners vary. In particular, the capital account balances of Taxable Limited Partners are substantially lower than the balances of Tax-Exempt Limited Partners. This variance is primarily the result of special allocations of depreciation for tax purposes to the Taxable Limited Partners during the life of the Fund. This disproportionate allocation was mandated by the Fund's Partnership Agreement and enabled the Taxable Limited Partners to shelter a portion of their Fund income from federal income taxes. In addition, the per-unit capital accounts of Limited Partners may vary as a result of different admission dates to the Fund.

               In accordance with the Partnership Agreement, distributions in liquidation are determined based on positive capital account balances for the Limited Partners. The Fund expects to recognize taxable gains of approximately $6.3 million and taxable losses of approximately $3.6 million as a result of the Sale. Management of the Fund believes that the net gain from the Sale will not be sufficient to completely equalize the per-unit capital account balances of the Limited Partners. Limited Partners with higher per-unit capital account balances will receive a per-unit distribution in excess of that paid to Limited Partners with lower per-unit capital account balances. Thus, the expected distribution as a result of the Sale is anticipated to range from $134 to $150 per Unit, depending on whether the Limited Partner is a Taxable Limited Partner or a Tax-Exempt
     Limited Partner and the admission date of the Partner.

     Taxation of Liquidation

               After allocating income or loss to the Partners, with the concomitant tax basis adjustments, the distribution of proceeds from the Transaction will reduce each Limited Partner's federal income tax basis in his or her Unit. To the extent that the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain depending on a Limited Partner's holding period. Upon the subsequent termination of the Fund, most Limited Partners will likely have basis remaining for their Units. The amount of such remaining basis will give rise, in the year of the termination, to a long-term or short-term capital loss, depending on the Limited Partner's holding period.

     Capital Gains

               Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 28%, unless the rate applicable to long-term capital gains is decreased by legislation, while ordinary income (such as Section 1245 gain or Section 1250 gain) will be taxed at a maximum rate of up to 39.6%. The amount of net capital loss that can be utilized to offset income will be limited to the sum of net capital gains from other sources recognized by the Limited Partner during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations.

     Passive Loss Limitations

               Limited Partners who are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules. A Limited Partner's allocable share of Fund income or loss is treated as derived from a passive activity, except to the extent of the Fund's portfolio income. Portfolio income includes such items as interest and dividends.
     A Limited Partner's allocable share of any Fund gain realized on the Sale will be characterized as passive activity income. Such passive activity income may be offset by passive activity losses from other passive activity investments. Moreover, because the Transaction will terminate the Limited Partner's interest in the passive activity, a Limited Partner's allocable share of any Fund loss realized on the sale of its investments, or loss realized by the Limited Partner upon liquidation of his or her Units, will not be subject to the loss limitations.















     Certain State Income Tax Considerations

               Because each state's tax law varies, it is impossible to predict the tax consequences to the Limited Partners in all the state tax jurisdictions in which they are subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State income tax consequences to each Limited Partner will depend upon the provisions of the state tax laws to which the Limited Partner is subject. The Fund will generally be treated as engaged in business in each of the states in which the Properties are located, and the Limited Partners would generally be treated as doing business in such states and therefore subject to tax in such state. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

     Tax Conclusion

               The discussion set forth above is only a summary of the material federal income tax consequences to the Taxable Limited Partners of the Properties and of certain state income tax considerations. It does not address all potential tax consequences that may be applicable to a Limited Partner and may not be applicable to Tax-Exempt Limited Partners and to certain other categories of Limited Partners, such as non-United States persons, corporations, insurance companies, subchapter S corporations, partnerships or financial institutions. It also does not address the state, local or foreign tax consequences of the transactions. ACCORDINGLY, LIMITED PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                            NO APPRAISAL RIGHTS

               If Limited Partners owning a majority of the outstanding Units on the Record Date consent to the Transaction, such approval will bind all Limited Partners. The Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, under which the Fund is governed, do not give rights of appraisal or similar rights to Limited Partners who dissent from the consent of the majority in approving or disapproving the Transaction. Accordingly, dissenting Limited Partners do not have the right to have their Units appraised or to have the value of their Units paid to them if they disapprove of the action of a majority in interest of the Limited Partners.

            MARKET FOR THE FUND'S LIMITED PARTNERSHIP INTERESTS
                    AND RELATED SECURITY HOLDER MATTERS

               At July 2, 1997, there were 10,216 Limited Partners. There is no active public trading market for the Units. However, during the period commencing in the third quarter of 1996, three bidders, none of whom is affiliated with the General Partner or LaSalle, made tender offers for the Units, at prices of $60, $107 and $90 per Unit, subject to adjustment for certain distributions by the Fund. The Fund has made material distributions of property sale proceeds since certain of these offers were made. See "THE TRANSACTION--Annual Valuation." As of July 2, 1997, sales of 2,941 Units to the firms making offers have been presented for processing.

               In 1987 Congress adopted certain rules concerning "publicly traded partnerships". The effect of being classified as a publicly traded Fund would be that income produced by the Fund would be classified as portfolio income rather than passive income. On November 29, 1995, the Internal Revenue Service adopted final regulations ("Final Regulations") describing when interests in Funds will be considered to be publicly traded. The Final Regulations do not take effect with respect to existing Funds until the year 2006. Due to the nature of the Fund's income and to the low volume of transfers of Units, it is not anticipated that the Fund will be treated as a publicly traded Fund under currently applicable rules and interpretations or under the Final Regulations. However, in the event the transfer of Units presented for transfer within a tax year of the Fund could cause the Fund to be treated as a "publicly traded Fund" for federal tax purposes, the General Partner will accept such transfers only after receiving from the transferor or the transferee an opinion of reputable counsel satisfactory to the General Partner that the recognition of such transfers will not cause the Fund to be treated as a "publicly traded Fund" under the Code. The General Partner is closely monitoring this situation in light of the recent tender offers.



























               Cash distributions declared to the Limited Partners during the two most recent fiscal years are as follows:

                  Distribution for the           Amount of
                      Quarter Ended            Distributions
                                             per Unit



                     March 31, 1995                $ 1.58
                      June 30, 1995                $ 1.58

                   September 30, 1995              $ 1.58
                    December 31, 1995              $ 6.37

                     March 31, 1996                $ 2.00

                      June 30, 1996                $ 2.00
                   September 30, 1996              $23.60

                    December 31, 1996              $ 2.00

               All of the foregoing distributions were paid from net cash flows from operating activities, with the exception of the distribution for the quarter ended September 30, 1996, which included a distribution of $21.60 per Unit representing the proceeds of the sale of Fairchild Corporate Center, and the distribution for the quarter ended December 31, 1995, which included $.75 per Unit from proceeds of the initial public offering of Units which had been retained as part of cash balances. Cumulatively, the Fund has distributed $4.63 per Unit from the unexpended proceeds of its public offering.

               In the second quarter of 1997, the Fund also distributed $5.73 per Unit representing the Fund's share of the proceeds of the sale of South Point Plaza. No other distributions have been made or declared for 1997.

               There are no material legal restrictions on the Fund's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. Reference is made to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," below, for a discussion of the Fund's plans regarding future distributions.





















                     SELECTED HISTORICAL FINANCIAL DATA

               The following selected historical financial data for each of the years in the five-year period ended December 31, 1996, has been derived from the Fund's financial statements audited by the Fund's independent auditors. The following selected historical financial data for the three-month periods ended March 31, 1997 and 1996 are unaudited and, in the opinion of the General Partner, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the three months ended March 31, 1997 are not indicative of the results of operations to be expected for the entire year. The selected financial data set forth below should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the audited and unaudited financial statements and related notes thereto appearing elsewhere herein.

            (Dollar amounts in thousands, except per-unit data)

                              Year ended December 31,

                   1992    1993      1994     1995     1996

     Total
     assets      $48,843  $45,780   $41,885 $41,733  $33,952

     Total
     revenues     $6,078   $6,211    $6,357  $6,094   $6,280

     Net income
     (loss)(1)  $(1,268)   $(109)      $579  $1,783     $906

     Net income
     (loss) per
     Unit(1)     $(4.95)  $(0.43)     $2.26   $6.96    $3.54

     Cash dis-
     tributions
     declared
     per Unit:

     From
     operations   $11.04   $11.74    $13.53  $10.36    $8.00

     As return
     of capital     $.49      ---       ---    $.75      ---

     From sale
     proceeds        ---      ---     $3.92     ---   $21.60

















                    3 months ended (unaudited)

                          March 31, 1996    March 31, 1997

     Total assets         $40,511           $33,954

     Total revenues       $ 1,630           $ 1,433

     Net income (loss)(1) $   470           $   498

     Net income (loss) per
     Unit(1)              $  1.83           $  1.94

     Cash distributions
     declared per Unit:


     From operations      $  2.00             ---

     As return of capital    ---              ---

     From sale proceeds      ---              ---

     (1) The figures for Net Income (loss) and Net income (loss) per Unit include a gain on real estate sold of $80 ($.31 per Unit) in 1994 and $1,630 ($6.36 per Unit) in 1996.







































                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Results of Operations

          Three Months ended March 31, 1997 compared to Three Months ended March 31, 1996

          Net income of $498,000 for the first three months of 1997 was $28,000 more than for the comparable 1996 period. Revenues declined $197,000 due primarily to the sale of Fairchild Corporate Center in 1996, as well as to lower occupancy at Tierrasanta caused by the loss of a major tenant. However, expenses declined $225,000, resulting in the net income gain.
     The drop in expenses was attributable to the disposition of Fairchild Corporate Center and also to lower bad debt expenses at Winnetka and River Run. Since Winnetka, Riverview, Wood Dale, and South Point Plaza were classified as held for sale, there was no depreciation expense on these properties. Fund expenses rose during the 1997 period, primarily as a result of necessary costs incurred in responding to the recent tender offers for Units.

          At the property level, the Fund signed new, renewal, and expansion leases covering 7.8% of the portfolio's square footage during the quarter, resulting in a slight increase in the Fund's leased status from 89% at the end of December to 90% at the end of March. The Fund's average leased status declined by two percentage points compared with the year-ago period, primarily because of the loss of a major tenant at Tierrasanta last August, as mentioned above. The major improvement during the 1997 quarter occurred at Clark Avenue where a new tenant signed a lease for 28% of the property, lifting leased status there to 100% and average leased status for the quarter to 81%, nine percentage points higher than in 1996.

          Year ended December 31, 1996 compared to Year ended December
     31, 1995

          The Fund had a loss of $724,000 from operations in 1996, before the gain on the Fairchild Corporate Center sale, compared with net income of $1,783,000 in 1995. This difference was primarily due to downward property valuation adjustments at Scripps Terrace, Tierrasanta, and Clark Avenue totaling $2,750,000, which were partly offset by an increased contribution to income of $327,000 from River Run. This latter property's contribution increased as a result of the Fund's acquisition of the asset through foreclosure late in 1995. While conditions in the markets where these properties are located are generally improving, the shortened anticipated holding period due to the Partnership's disposition plans caused it to adjust the carrying values downward.

          The sale of Fairchild Corporate Center in 1996 had a negative effect on operating earnings amounting to $45,000 because of the loss of the property's income for four months of the year. However, the Fund realized a gain of $1,630,000 on the sale.

          Revenues totaled $6,280,000 for the year compared with $6,094,000 a year earlier. This comparison was negatively affected by the absence of a full year's rental income from the Fairchild Corporate Center but was positively affected by an increased contribution to income from River Run. Results were helped by a decline of $166,000 in operating expenses before valuation adjustments during 1996.

          Year ended December 31, 1995 compared to Year ended December
     31, 1994

          While the Fund's statements of operations appeared to show that the Fund's performance improved significantly over 1994, income was actually down $210,000 when the effect of value impairments, primarily at Scripps Terrace and Tierrasanta, are backed out of the 1994 numbers. The change in River Run's status from a loan to an owned property had the most notable impact on the year-to-year comparison.

          In the fourth quarter of 1995, the Fund took ownership of River Run and began accounting for it as an owned property rather than as a loan. This meant that its rental income and property level operating expenses, rather than interest, were included in the Fund's results. Inclusion of its fourth quarter rental income caused that revenue category to be up for the full year over 1994. The benefit, however, was more than offset by the decrease in interest income from the River Run loan and the increase in expenses related to the property, particularly the loan loss provisions and uncollectible interest.

          The lower average leased status at Fairchild Corporate
     Center and Clark Avenue drove the overall decline in rental income. The absence of Beinoris, which was sold in 1994, also had a negative effect on the revenue comparison.

          The most noteworthy expense item which had a positive effect on the net income comparison with 1994, other than higher valuation impairments in 1994, was depreciation. Higher tenant improvement charge-offs in 1994 at Wood Dale, Tierrasanta, Scripps Terrace, Winnetka, Clark Avenue, and Riverview led to the decrease in depreciation versus 1994.

     Liquidity and Capital Resources

          The Fund sold 253,641 Units for a total of $63,410,000, including the contribution of $25,000 from the original Limited Partner, as part of its public offering of Units, which terminated on June 30, 1987. No additional units have since been sold by the Fund. After deduction of organizational and offering costs of $3,805,000, the Fund had $59,605,000 available for investment and cash reserves.

          The Fund purchased eight properties or interests therein on an all-cash basis, and made an investment in two participating mortgage loans, completing the acquisition phase of its business plan. The properties subject to the mortgage loans were subsequently acquired in satisfaction of the outstanding loan balances. The Westbrook Commons Property, in which the Fund has a 50% interest, was acquired as part of a tax-deferred exchange in 1990 after the Fund and an Affiliated Fund sold Rancho Penasquitos, a retail center located in San Diego, California. Through March 31, 1997 the Fund had sold a portion of the Wood Dale property and Fairchild Corporate Center, in which the Fund had a 56% interest. In April of 1997 the Fund sold South Point Plaza, in which the Fund had a 50% interest. The remaining Properties are reflected in the March 31, 1997 financial statements as investments in real estate of $29,220,000 after accumulated depreciation, amortization, and valuation allowances recognized in prior years.

          The Fund expected to incur capital expenditures during 1997 totaling approximately $900,000 for tenant improvements, lease commissions, and other major repairs and improvements. In the first quarter of 1997, the Fund incurred $186,000 of such expenses. Under the terms of the Purchase and Sale Agreements, the Fund has agreed to operate and maintain the Properties in substantially the same manner as they were operated prior to the execution of the Purchase and Sale Agreements provided that the Fund has agreed that it will not, without the prior consent of Purchaser perform, any physical alterations to the Properties costing in the aggregate in excess of $50,000. Subsequent to the execution of the Purchase and Sale Agreements, the Fund and Purchaser agreed that the Fund will perform approximately $90,000 of specified capital work on the Properties.

          The Fund maintains cash balances to fund its operating and investing activities including the costs of tenant improvements and leasing commissions, costs which must be disbursed prior to the collection of any resultant revenues. The General Partner believes that cash balances and cash generated from operating activities in 1997 will be adequate to fund the Fund's current investing and operating needs. The Fund has suspended distributions pending completion of the Sale.

          As of December 31, 1996, the Fund maintained cash and cash equivalents aggregating $2,468,000, a decrease of $968,000 from the prior year end. This decrease resulted primarily from additional capital improvements during the year. Net cash provided by investing activities increased by $5,572,000 due to the Fairchild Corporate Center sale in 1996. Net cash used in financing activities increased by $6,604,000 due primarily to the distribution of the proceeds of the Fairchild Corporate Center disposition. As of March 31, 1997, the Fund maintained cash and cash equivalents of $2,383,000, essentially unchanged in the quarter.

































































     Reconciliation of Financial and Tax Results

          For 1996, the Fund's book net income was $906,000, and its taxable loss was $5,759,000. The loss for tax purposes on the Fairchild Corporate Center sale was the primary reason for the difference. For 1995, the Fund's book net income was $1,783,000, and its taxable net income was $85,000. The provision for loan loss in connection with River Run was the primary difference.
     For 1994, the Fund's book net income was $579,000 and its taxable net income was $2,917,000. The valuation allowances in connection with Tierrasanta and Scripps Terrace and the continuation of the accrual of interest on the Brinderson loan for tax purposes were the primary differences. For a complete reconciliation see Note 8 to the Fund's year-end financial statements, which note is hereby incorporated by reference herein.

















































                                  BUSINESS

          The Fund was formed on October 20, 1986, under the Delaware Revised Uniform Limited Partnership Act for the purpose of acquiring, operating and disposing of existing income producing commercial and industrial real properties, as well as equity-related investments. On January 5, 1987, the Fund commenced an offering of $100,000,000 of Limited Partnership Units ($250 per
     Unit) pursuant to a Registration Statement of Form S-11 under the Securities Act of 1933, as amended. The Gross Proceeds from the offering, combined with the contribution of $25,000 from the original Limited Partner (T. Rowe Price Real Estate Group, Inc.), totaled $63,410,000. The offering terminated on June 30, 1987, and no additional Units were sold. Forty-two Units have been redeemed by the Fund on a "hardship" basis. There were 253,599 Units outstanding as at July 2, 1997, and 10,216 Limited Partners.

          In December of 1991, LaSalle entered into a contract with the Fund and the General Partner to perform day-to-day management and real estate advisory services for the Fund under the supervision of the General Partner and its Affiliates. LaSalle's duties under the contract include disposition and asset management services, including recordkeeping, contracting with tenants and service providers, and preparation of financial statements and other reports for management use. The General Partner continues to be responsible for overall supervision and administration of the Fund's operations, including setting policies and making all disposition decisions, and the General Partner and its Affiliates continue to provide administrative, advisory, and oversight services to the Fund. Compensation to LaSalle from the Fund consists of accountable expense reimbursements, subject to a fixed maximum amount per year. All other compensation to LaSalle is paid out of compensation and distributions paid to the General Partner by the Fund.

          The Fund is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable. In 1996, three of the Fund's properties produced 15% or more of the Fund's revenues from operations: River Run (20%), Winnetka (18%), and Westbrook Commons (17%). In 1995, two of the Fund's properties produced 15% or more of the Fund's revenues from operations: Westbrook Commons (21%) and Winnetka (19%). In 1994, three of the Fund's properties produced 15% or more of the Fund's revenues from operations: Westbrook Commons (20%), Winnetka (19%), and Fairchild Corporate Center (16%). In none of these periods did any single tenant produce more than 10% of the Fund's revenue.

          During 1996, the Fund reviewed its portfolio and operating plans with the intent to dispose of all its operating properties by the end of 1998, and to thereafter distribute all of the Fund's net assets to the partners. For a description of the Fund's current plan for disposing of its operating properties, see "THE TRANSACTION--Background of the Disposition Plan" and" -- Background of the Sale."
































































              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          On the Record Date, there were 253,599 Units issued and outstanding and entitled to vote. At the Record Date, the parent of the General Partner owned 100 Units (less than 1% of the outstanding Units), and all officers and directors of the General Partner, as a group, beneficially owned 124 Units (less than 1% of the outstanding Units). T. Rowe Price Trust Company, as custodian for participants in the T. Rowe Price Funds Individual Retirement Accounts, as custodian for participants in various 403(b)(7) plans, and as custodian for various profit sharing and money purchase plans, is the registered owner of 77,627 Units (31% of the outstanding Units). T. Rowe Price Trust Company has no beneficial interest in such accounts and no control over investment decisions with respect to such accounts, nor any other accounts for which it serves as trustee or custodian with respect to an investment in the Fund. The parent of the General Partner and all officers and directors of the General Partner intend to consent to the Transaction.

                                 LITIGATION

          The Fund is not currently involved in any pending legal proceedings, other than ordinary routine litigation incidental to the business of the Fund, which management believes are, individually or in the aggregate, material to the Fund's financial condition or results of operations.

                           AVAILABLE INFORMATION

          The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov".

          The Commission permits the Fund to "incorporate by reference" information into this Consent Solicitation Statement, which means that the Fund can disclose important information to Limited Partners by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this Consent Solicitation Statement, except for any information superseded by information in this Consent Solicitation Statement.












          The following documents, which have been filed with the Securities and Exchange Commission, contain important information about the Fund and its financial condition and are hereby incorporated herein by reference:

          (i) The Fund's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-16542).

          (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, including the Fund's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

          The Fund also hereby incorporates by reference all additional reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act that it may file with the Commission between the date of this Consent Solicitation Statement and the date of action by Consent.

          A Limited Partner of the Fund may obtain any of the documents incorporated by reference through the Fund or the Commission. Documents incorporated by reference are available from the Fund without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this Consent Solicitation Statement. Limited Partners may obtain documents incorporated by reference in this Consent Solicitation Statement by requesting them in writing or by telephone from T. Rowe Price Realty Income Fund III, P.O. Box 89000, Baltimore, Maryland 21289-0270, telephone number 1-800-962-8300.

          If you would like to request documents from the Fund, please do so by September 3, 1997 to receive them before the action by Consent.

                                      T. ROWE PRICE REALTY INCOME
                                      FUND III MANAGEMENT, INC.
                                      General Partner


                                          /s/James S. Riepe
                                      By: James S. Riepe
                                          Chairman of the Board
                                          and President

     Baltimore, Maryland
     July 28, 1997



















                       INDEX TO FINANCIAL STATEMENTS


     Financial Statements                                     Page No.

         Independent Auditors' Report  . . . . . . . . . . . . . . F-1

         Consolidated Balance Sheets at
            December 31, 1996 and 1995 . . . . . . . . . . . . . . F-2

         Consolidated Statements of Operations
            for each of the three years in the
            period ended December 31, 1996 . . . . . . . . . . . . F-3

         Consolidated Statements of Partners' Capital
            for each of the three years in the
            period ended December 31, 1996 . . . . . . . . . . . . F-4

         Consolidated Statements of Cash Flows
            for each of the three years in the
            period ended December 31, 1996 . . . . . . . . . . . . F-5

         Notes to Consolidated Financial Statements  . . . . . . . F-6

         Condensed Consolidated Balance Sheets at
            March 31, 1997 and December 31, 1996
            (unaudited)  . . . . . . . . . . . . . . . . . . . .  F-10

         Condensed Consolidated Statements of Operations
            for the three months ended March 31, 1997
            and March 31, 1996 (unaudited) . . . . . . . . . . .  F-11

         Condensed Consolidated Statement of Partners'
            Capital for the three months ended
            March 31, 1997 (unaudited) . . . . . . . . . . . . .  F-12

         Condensed Consolidated Statements of Cash Flows
            for the three months ended March 31, 1997 and
            March 31, 1996 (unaudited) . . . . . . . . . . . . .  F-13

         Notes to Condensed Consolidated Financial
            Statements(unaudited)  . . . . . . . . . . . . . . .  F-14
























     INDEPENDENT AUDITORS' REPORT

     To the Partners
     T. Rowe Price Realty Income Fund III,
     America's Sales-Commission-Free Real Estate Limited Partnership:

     We have audited the accompanying consolidated balance sheets of
     T. Rowe Price Realty Income Fund III, America's Sales-Commission-Free Real Estate Limited Partnership and its consolidated ventures as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of T. Rowe Price Realty Income Fund III, America's Sales-Commission-Free Real Estate Limited Partnership and its consolidated ventures as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

     KPMG Peat Marwick LLP

     Chicago, Illinois
     January 30, 1997

























                        CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                         December 31,December 31,
                                             1996        1995
                                          _______________________

     Assets

     Real Estate Property Investments
       Land  . . . . . . . . . . . . . .      $ 6,882    $ 12,181
       Buildings and Improvements  . . .       13,112      33,139
                                             ________    ________
                                               19,994      45,320
       Less:  Accumulated Depreciation and
         Amortization  . . . . . . . . .      (1,059)     (7,831)
                                             ________    ________

                                               18,935      37,489
       Held for Sale . . . . . . . . . .       11,786           -
                                             ________    ________
                                               30,721      37,489

     Cash and Cash Equivalents . . . . .        2,468       3,436
     Accounts Receivable  (less allowances of
       $131 and $230)  . . . . . . . . .          445         529
     Other Assets  . . . . . . . . . . .          318         279
                                             ________    ________
                                              $33,952    $ 41,733
                                             ________    ________
                                             ________    ________

     Liabilities and Partners' Capital

     Security Deposits and Prepaid Rents      $   439    $    391
     Accrued Real Estate Taxes . . . . .          450         433
     Accounts Payable and Other
       Accrued Expenses  . . . . . . . .          217         335
                                             ________    ________

     Total Liabilities . . . . . . . . .        1,106       1,159
     Partners' Capital . . . . . . . . .       32,846      40,574
                                             ________    ________

                                              $33,952    $ 41,733
                                             ________    ________
                                             ________    ________

     The accompanying notes are an integral part of the consolidated financial statements.
















                   CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands except per-unit amounts)

                                       Years Ended December 31,
                                       1996       1995      1994
                                     _________  __________________

     Revenues

     Rental Income . . . . . . .     $  6,091  $  5,502  $  5,369
     Interest Income from
       Participating Mortgage
       Loan  . . . . . . . . . .            -       429       858
     Other Interest Income . . .          189       163       130
                                      _______   _______   _______
                                        6,280     6,094     6,357
                                      _______   _______   _______

     Expenses

     Property Operating Expenses        1,329     1,284     1,249
     Real Estate Taxes . . . . .        1,083     1,002       936
     Depreciation and
       Amortization  . . . . . .        1,268     1,266     1,572
     Decline (Recovery) of Property
       Values  . . . . . . . . .        2,750      (109)    1,385
     Provision for Loan Loss . .            -       202         -
     Management Fee to General
       Partner   . . . . . . . .          164       282       342
     Partnership Management
       Expenses  . . . . . . . .          410       384       374
                                      _______   _______   _______
                                        7,004     4,311     5,858
                                      _______   _______   _______

     Income (Loss) from Operations
       before Real Estate
       Sold  . . . . . . . . . .         (724)    1,783       499
     Gain on Real Estate Sold  .        1,630         -        80
                                      _______   _______   _______
     Net Income  . . . . . . . .     $    906  $  1,783  $    579
                                      _______   _______   _______
                                      _______   _______   _______






















                                       Years Ended December 31,
                                       1996       1995      1994
                                     _________  __________________


     Activity per Limited
       Partnership Unit
     Net Income  . . . . . . . .     $   3.54  $   6.96  $   2.26
                                      _______   _______   _______
                                      _______   _______   _______

     Cash Distributions Declared
       from Operations . . . . .     $   8.00  $  10.36  $  13.53
       from Sale Proceeds  . . .        21.60         -      3.92
       as Return of Capital  . .            -       .75         -
                                      _______   _______   _______

     Total Distributions Declared    $  29.60  $  11.11  $  17.45
                                      _______   _______   _______
                                      _______   _______   _______

     Units Outstanding . . . . .      253,599   253,599   253,605
                                      _______   _______   _______
                                      _______   _______   _______

     The accompanying notes are an integral part of the consolidated financial statements.








































                CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                               (In thousands)

                                     General    Limited
                                     Partner    Partners    Total
                                     ________   ________   ________

     Balance, December 31, 1993      $  (158)   $44,835   $44,677
     Net Income  . . . . . . . .           6        573       579
     Redemption of Units . . . .           -         (1)      (1)
     Cash Distributions  . . . .         (34)    (4,400)  (4,434)
                                     _______    _______   _______

     Balance, December 31, 1994         (186)    41,007    40,821
     Net Income  . . . . . . . .          18      1,765     1,783
     Redemption of Units . . . .           -         (1)      (1)
     Cash Distributions  . . . .         (20)    (2,009)  (2,029)
                                     _______    _______   _______

     Balance, December 31, 1995         (188)    40,762    40,574
     Net Income  . . . . . . . .           9        897       906
     Cash Distributions  . . . .         (19)    (8,615)  (8,634)
                                     _______    _______   _______

     Balance, December 31, 1996      $  (198)   $33,044   $32,846

     The accompanying notes are an integral part of the consolidated financial statements.






































     CONSOLIDATED STATEMENTS OF CASH FLOWS
     (In thousands)

                                         Years Ended December 31,
                                       1996       1995      1994
                                     _________  __________________

     Cash Flows from Operating
       Activities
     Net Income (Loss)   . . . .     $    906  $  1,783  $    579
     Adjustments to Reconcile Net
       Income to Net Cash Provided
         by Operating Activities
       Depreciation and
         Amortization  . . . . .        1,268     1,266     1,572
       Decline (Recovery) of
         Property Values   . . .        2,750      (109)    1,385
       Change in Loan Loss
         Provision   . . . . . .            -       202         -
       Gain on Real Estate Sold        (1,630)        -      (80)
       Change in Accounts
         Receivable, Net of
         Allowances  . . . . . .           77       (95)     (95)
       Increase in Other Assets           (48)     (101)     (62)
       Change in Accounts Payable and
         Other Accrued
         Expenses  . . . . . . .         (118)       35      (52)
       Other Changes in Assets
         and Liabilities   . . .           65        (2)       13
                                      _______   _______   _______

     Net Cash Provided by Operating
       Activities  . . . . . . .        3,270     2,979     3,260
                                      _______   _______   _______

     Cash Flows from Investing
       Activities
     Proceeds from Property
       Dispositions  . . . . . .        5,477         -       994
     Investments in Real Estate        (1,081)   (1,176)    (665)
                                      _______   _______   _______

     Net Cash Provided by
       (Used in)
       Investing Activities  . .        4,396    (1,176)      329
                                      _______   _______   _______



















                                         Years Ended December 31,
                                       1996       1995      1994
                                     _________  __________________


     Cash Flows Used in Financing
       Activities
     Cash Distributions  . . . .       (8,634)   (2,029)  (4,434)
     Redemption of Units . . . .            -        (1)      (1)
                                      _______   _______   _______

     Net Cash Used in Financing
       Activities  . . . . . . .       (8,634)   (2,030)  (4,435)
                                      _______   _______   _______

     Cash and Cash Equivalents
     Net Decrease during
       Year  . . . . . . . . . .         (968)     (227)    (846)
     At Beginning of Year  . . .        3,436     3,663     4,509
                                      _______   _______   _______

     At End of Year  . . . . . .     $  2,468  $  3,436  $  3,663
                                      _______   _______   _______
                                      _______   _______   _______

     The accompanying notes are an integral part of the consolidated financial statements.







































     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     NOTE 1 - ORGANIZATION

     T. Rowe Price Realty Income Fund III, America's Sales-Commission-Free Real Estate Limited Partnership (the "Partnership"), was formed on October 20, 1986, under the Delaware Revised Uniform Limited Partnership Act for the purpose of acquiring, operating, and disposing of existing income-producing commercial and industrial real estate properties. T. Rowe Price Realty Income Fund III Management, Inc., is the sole General Partner. The initial offering resulted in the sale of 253,641 limited partnership units at $250 per unit.

     In accordance with provisions of the partnership agreement, income from operations is allocated and related cash distributions are generally paid to the General and Limited Partners at the rates of 1% and 99%, respectively. Sale or refinancing proceeds are generally allocated first to the Limited Partners in an amount equal to their capital contributions, next to the Limited Partners to provide specified returns on their adjusted capital contributions, next 3% to the General Partner, with any remaining proceeds allocated 85% to the Limited Partners and 15% to the General Partner. Gain on property sold is generally allocated first between the General Partner and Limited Partners in an amount equal to the depreciation previously allocated from the property and then in the same ratio as the distribution of sale proceeds. Cash distributions, if any, are made quarterly based upon cash available for distribution, as defined in the partnership agreement. Cash available for distribution will fluctuate as changes in cash flows and adequacy of cash balances warrant.

     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Partnership's financial statements are prepared in accordance with generally accepted accounting principles which requires the use of estimates and assumptions by the General Partner.

     The accompanying consolidated financial statements include the accounts of the Partnership and its pro-rata share of the accounts of South Point Partners, Tierrasanta 234, and Penasquitos 34 (Westbrook Commons), all of which are California general partnerships, in which the Partnership has 50%, 30%, and
     50% interests, respectively.   They also include the
     Partnership's pro-rata share of the accounts of Fairchild 234, a California general partnership in which the Partnership had a 56% interest prior to disposition of the property on August 28, 1996. The other partners in these ventures are affiliates of the Partnership. All intercompany accounts and transactions have been eliminated in consolidation.














     Depreciation is calculated primarily on the straight-line method over the estimated useful lives of buildings and improvements, which range from five to 40 years. Lease commissions and tenant improvements are capitalized and amortized over the life of the lease using the straight-line method.

     Cash equivalents consist of money market mutual funds, the cost of which approximates fair value.

     The Partnership uses the allowance method of accounting for doubtful accounts. Provisions for uncollectible tenant receivables in the amounts of $143,000, $192,000, and $89,000 were recorded in 1996, 1995, and 1994, respectively. Bad debt expense is included in Property Operating Expenses.

     The Partnership will review its real estate property investments for impairment whenever events or changes in circumstances indicate that the property carrying amounts may not be recoverable. Such a review results in the Partnership recording a provision for impairment of the carrying value of its real estate property investments whenever the estimated future cash flows from a property's operations and projected sale are less than the property's net carrying value. The General Partner believes that the estimates and assumptions used in evaluating the carrying value of the Partnership's properties are appropriate; however, changes in market conditions and circumstances could occur in the near term which would cause these estimates to change.

     Rental income is recognized on a straight-line basis over the term of each lease. Rental income accrued, but not yet billed, is included in Other Assets and aggregates $262,000 and $205,000 at December 31, 1996 and 1995, respectively.

     Under provisions of the Internal Revenue Code and applicable state taxation codes, partnerships are generally not subject to income taxes; therefore, no provision has been made for such taxes in the accompanying consolidated financial statements.

     NOTE 3 - TRANSACTIONS WITH RELATED PARTIES

     As compensation for services rendered in managing the affairs of the Partnership, the General Partner earns a partnership management fee equal to 9% of net operating proceeds. The General Partner earned partnership management fees of $164,000, $282,000, and $342,000 in 1996, 1995, and 1994, respectively. In addition, the General Partner's share of cash available for distribution from operations, as discussed in Note 1, totaled $20,000, $28,000, and $34,000 in 1996, 1995, and 1994, respectively.

     In accordance with the partnership agreement, certain operating expenses are reimbursable to the General Partner. The General Partner's reimbursement of such expenses totaled $90,000, $77,000, and $74,000 for communications and administrative services performed on behalf of the Partnership during 1996, 1995, and 1994, respectively.

     An affiliate of the General Partner earned a normal and customary fee of $4,000, $12,000, and $15,000 from the money market mutual funds in which the Partnership made its interim cash investments during 1996, 1995, and 1994, respectively.

     LaSalle Advisors Limited Partnership ("LaSalle") is the Partnership's advisor and is compensated for its advisory services directly by the General Partner. LaSalle is reimbursed by the Partnership for certain operating expenses pursuant to its contract with the Partnership to provide real estate advisory, accounting, and other related services to the Partnership. LaSalle's reimbursement for such expenses during each of the last three years totaled $120,000.

     An affiliate of LaSalle earned $87,000, $61,000, and $37,000 in 1996, 1995, and 1994, respectively, for property management fees and leasing commissions on tenant renewals and extensions at several of the Partnership's properties.

     NOTE 4 - PROPERTIES HELD FOR SALE AND DISPOSITIONS

     In September 1994, the Partnership sold the smallest of the three Wood Dale industrial buildings, the Beinoris Building, and received net proceeds of $994,000. The net book value of this property at the time of disposition was $914,000, after accumulated depreciation expense. Accordingly, the Partnership recognized a gain of $80,000.

     On August 28, 1996, Fairchild Corporate Center, an office property in which the Partnership had a 56% interest was sold. The Partnership received net proceeds of $5,477,000. The net book value of the Partnership's interest at the date of sale was $3,847,000, after deduction of accumulated depreciation, and previously recorded impairments. Accordingly, the Partnership recognized a $1,630,000 gain on the sale of this property.

     The Partnership began actively marketing its three midwest industrial properties, Wood Dale, Winnetka, and Riverview, in late 1996 and has subsequently signed a letter of intent with a prospective buyer. In late 1996, the Partnership also began marketing South Point Plaza, a shopping center in which the Partnership has a 50% interest. The Partnership has classified the carrying amounts of these four properties as held for sale in the accompanying December 31, 1996, balance sheet. Results of operations for properties held for sale at December 31, 1996, and properties sold during the past three years are summarized below:

















                                     1996          1995       1994
                                   _________     ________   ________

     Recovery (Decline) of         $(29,000)   $ 109,000  $   82,000
     Other Components of
       Operating Income              961,000     967,000     729,000
                                   _________   _________    ________

     Results of Operations         $ 932,000  $1,076,000  $  811,000

     NOTE 5 - FORECLOSURE OF MORTGAGE LOAN

     In July 1995, the Partnership began consensual foreclosure on the participating mortgage loan secured by the River Run Shopping Center and ceased the accrual of interest income. At September 30, 1995, the carrying value of the loan was reduced to $7,700,000, the estimated fair value of the property. On October 10, 1995, the Partnership purchased the property and, in connection therewith, reclassified the participating mortgage loan as an investment in real estate.

     NOTE 6 - PROPERTY VALUATIONS

     On January 1, 1996, the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which changed the Partnership's method of accounting for its real estate property investments when circumstances indicate that the carrying amount of a property may not be recoverable. Measurement of an impairment loss on an operating property is now based on the estimated fair value of the property, which becomes the property's new cost basis, rather than the sum of expected future cash flows. Properties held for sale will continue to be reflected at the lower of historical cost or estimated fair value less anticipated selling costs. In addition, properties held for sale are no longer depreciated.

     Based upon a review of current market conditions, estimated holding period, and future performance expectations of each property, the General Partner has determined that the net carrying value of certain Partnership properties held for operations may not be fully recoverable. Charges recognized for such impairments aggregated $2,721,000 in 1996 and $1,467,000 in 1994.

     NOTE 7 - LEASES

     Future minimum rentals (in thousands) to be received by the Partnership under noncancelable operating leases in effect at December 31, 1996, are:


















                       1997          $  3,729
                       1998             3,349
                       1999             2,447
                       2000             1,709
                       2001             1,041
                    Thereafter          8,464
                                      _______

                      Total          $ 20,739
                                      _______
                                      _______

     NOTE 8 - RECONCILIATION OF FINANCIAL STATEMENT TO TAXABLE INCOME

     As described in Note 2, the Partnership has not provided for an income tax liability; however, certain timing differences exist between amounts reported for financial reporting and federal income tax purposes. These differences are summarized below for the last three years:


                                      1996       1995      1994
                                    _________ __________ ________
                                            (in thousands)

     Book net income
       (loss)  . . . . . . . . .    $   906   $ 1,783    $   579
     Allowance for
       doubtful accounts   . . .        (97)       (4)        71
     Property valuation
       allowance and losses
       on dispositions   . . . .     (6,540)     (109)     1,385
     Normalized and
       prepaid rents   . . . . .          7       (23)     (103)
     Interest income . . . . . .          -       661        633
     Depreciation  . . . . . . .        (23)     (283)       353
     Provisions for
       loan loss   . . . . . . .          -    (1,956)         -
     Other items . . . . . . . .        (12)       16        (1)
                                   ________   ________   ________

     Taxable income (loss) . . .    ($5,759)  $    85    $ 2,917

     NOTE 9 - SUBSEQUENT EVENT

     The Partnership declared a quarterly cash distribution of $2.00 per unit to Limited Partners of the Partnership as of the close of business on December 31, 1996. The Limited Partners will receive $507,000, and the General Partner will receive $5,000.















     CONDENSED CONSOLIDATED BALANCE SHEETS
     Unaudited
     (In thousands)
                                    March 31,  December 31,
                                       1997        1996
                                    __________  ___________
     Assets

     Real Estate Property
     Investments Land                  $6,882       $6,882
          Buildings and Improvements   13,196       13,112
                                    _________   __________
                                       20,078       19,994

        Less:  Accumulated
        Depreciation and
        Amortization                   (1,198)     (1,059)
                                     ________     ________
                                       18,880       18,935
        Properties Held for Sale       11,807       11,786
                                     ________    ________
                                       30,687       30,721
     Cash and Cash Equivalents          2,383        2,468

     Accounts Receivable (less
        allowances of $59 and $131)       579          445
     Other Assets                         305          318
                                     ________     ________
                                    $  33,954   $   33,952
                                     ________      _______
                                     ________      _______

     Liabilities and Partners'
        Capital
     Security Deposits and
        Prepaid Rents               $     412   $      439
     Accrued Real Estate Taxes            538          450
     Accounts Payable and
        Other Accrued Expenses            172          217
                                     ________    ________

     Total Liabilities                  1,122        1,106
     Partners' Capital                 32,832       32,846
                                     ________    ________
                                    $  33,954   $   33,952
                                     ________     ________
                                     ________     ________

     See accompanying notes to condensed consolidated financial statements.
















              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 Unaudited
                   (In thousands except per-unit amounts)

                                       Three Months Ended
                                           March 31,
                                     1997     1996
                                     ____     ____
     Revenues

     Rental Income . .              $1,402 $ 1,584
     Interest Income .                  31      46
           . . . . . .             ________  _____
           . . . . . .               1,433   1,630

     Expenses

     Property Operating Expenses        254     420
     Real Estate Taxes                  266     291
     Depreciation and Amortization      155     348
     Decline of Property Value           65     -
     Management Fee to General
       Partner . . . .                   52      12
     Partnership Management
          Expenses . .                  143      89
                                   ________  ______
                                        935   1,160
                                   ________  ______

     Net Income  . . .             $    498   $470
           . . . . . .             ________  ______
                                   ________  ______

     Activity per Limited
          Partnership Unit

     Net Income  . . .             $   1.94  $1.83
                                   ________  ________
                                   ________  ________
     Cash Distributions
          Declared from
          Operations .                    -  $2.00
                                   ________  ________
                                   ________  ________

     Units Outstanding             253,599   253,599
                                   ________  ________
                                   ________  ________

     See accompanying notes to condensed consolidated financial statements.















           CONDENSED CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                                 Unaudited
                               (In thousands)

                                           General  Limited
                                 Partner  Partners   Total
                                 _______   _______  ______

     Balance,
        December 31,
        1996 . . . . . . .     $    (198)$ 33,044 $ 32,846
     Net Income  . . . . .             5      493      498
     Cash Distributions  .            (5)    (507)    (512)
                                 _______  _______  _______

     Balance, March 31,
        1997 . . . . . . .     $    (198)$ 33,030  $32,832
                                 _______  _______  _______
                                 _______  _______  _______

     See accompanying notes to condensed consolidated financial statements.












































              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 Unaudited
                               (In thousands)

                                        Three Months Ended
                                             March 31,
                                           1997     1996
                                         ________ ________
     Cash Flows from Operating
        Activities

     Net Income  . . . . . . . . . .    $    498   $   470
     Adjustments to Reconcile Net Income
        to Net Cash
      Provided by Operating Activities
        Depreciation and Amortization        155       348
        Decline of Property Value  .          65         -
        Change in Accounts Receivable,
          Net of Allowances  . . . .        (134)      122
        Change in Other Assets . . .          13       (77)
        Decrease in Security Deposits
          and Prepaid Rent . . . . .         (27)      (34)
        Increase in Accrued
          Real Estate Taxes  . . . .          88        96
        Decrease in Accounts Payable and
          Other Accrued Expenses . .         (45)     (134)
                                        ________  ________

     Net Cash Provided by Operating
        Activities . . . . . . . . .         613       791
                                        ________  ________
     Cash Flows Used in
        Investing Activities

     Investments in Real Estate  . .        (186)     (190)
                                        ________  ________
     Cash Flows Used in
     Financing Activities
     Cash Distributions  . . . . . .        (512)   (1,620)
                                        ________  ________
     Cash and Cash Equivalents
     Net Decrease during Period  . .         (85)   (1,019)
     At Beginning of Year  . . . . .       2,468     3,436
                                        ________  ________

     At End of Period  . . . . . . .    $  2,383 $   2,417
                                        ________  ________
                                        ________  ________

     See accompanying notes to condensed consolidated financial statements.
















            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 Unaudited

     The unaudited interim condensed consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. All such adjustments are of a normal, recurring nature.

     The unaudited interim financial information contained in the accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements contained in the 1996 Annual Report to Partners.

     NOTE 1 - TRANSACTIONS WITH RELATED PARTIES AND OTHER

     As compensation for services rendered in managing the affairs of the Partnership, the General Partner earns a partnership management fee equal to 9% of net operating proceeds. The General Partner earned a partnership management fee of $52,000 during the first three months of 1997.

     In accordance with the partnership agreement, certain operating expenses are reimbursable to the General Partner. The General Partner's reimbursement of such expenses totaled $29,000 for communications and administrative services performed on behalf of the Partnership during the first three months of 1997.

     An affiliate of the General Partner earned a normal and customary fee of $1,000 from the money market mutual funds in which the Partnership made its interim cash investments during the first three months of 1997.

     LaSalle Advisors Limited Partnership ("LaSalle") is the Partnership's advisor and is compensated for its advisory services directly by the General Partner. LaSalle is reimbursed by the Partnership for certain operating expenses pursuant to its contract with the Partnership to provide real estate advisory, accounting and other related services to the Partnership. LaSalle's reimbursement for such expenses during the first three months of 1997 totaled $30,000.

     An affiliate of LaSalle earned $12,000 in the first three months of 1997 as property manager for several of the Partnership's properties.

     NOTE 2 - REAL ESTATE PROPERTY INVESTMENTS

     In early April 1997, South Point Plaza, a shopping center in which the Partnership had a 50% interest, was sold and the Partnership received net proceeds of $1,452,930. The net book value of the Partnership's interest in this property at the date of disposition was also $1,452,930 after accumulated depreciation expense and previously recorded property valuation allowances. Therefore, no gain or loss was recognized on the property sale. Results of operations for this property during the first quarter of 1997 include a $65,000 decline of property value.

     The Partnership began actively marketing its three midwest industrial properties, Wood Dale, Winnetka, and Riverview in 1996, and classifies them as held for sale in the accompanying balance sheets.

     On April 11, 1997, the Partnership and its consolidated ventures entered into contracts with a buyer for the sale of all properties in which the Partnership holds an interest, including the three midwest industrial properties. The total sales price for the Partnership's interests is $35,987,000 before selling expenses. The transactions are subject to further due diligence by the buyer and approval of the Limited Partners which could result in changes to or the cancellation of the contracts. If the transactions are closed, the Partnership will have sold all of its real estate property investments and will begin liquidation.














































     Legg Mason Wood Walker, Incorporated
     111 South Calvert Street
     Baltimore, MD  21203-1476

                                                   July 21, 1997


     T. Rowe Price Realty Income Fund III Management, Inc.
     100 East Pratt Street
     Baltimore, Maryland  21202
     Attention: Mr. James S. Riepe, President

     Gentlemen:

         We understand that T. Rowe Price Realty Income Fund III, America s Sales-Commission-Free Real Estate Limited Partnership (the "Fund") and Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. (collectively, the "Acquiror") have entered into an agreement dated as of April 11, 1997 (the "Agreement"), which provides that the Fund will sell all of its real estate assets (the "Properties") to the Acquiror for cash consideration of $35,987,280 (the "Sale").

         In connection with the Sale, we have been requested to provide our opinion to T. Rowe Price Realty Income Fund III Management, Inc., the general partner of the Fund (the "General Partner") regarding the fairness to the Fund and the limited partners, from a financial point of view, of the consideration to be received by the Fund in the Sale.

         In conducting our analysis and arriving at the opinion set forth below, we have, among other things:

         (i)   reviewed the Agreement;

         (ii) reviewed and analyzed the audited financial statements of the Fund for the years ended December 31, 1995 and 1996;

         (iii) reviewed and analyzed the unaudited consolidated financial statements of the Properties for the three months ended March 31, 1997;

         (iv) reviewed and analyzed certain internal information concerning the business and operations of the Fund and the Properties furnished to us by the General Partner and by LaSalle Advisors Limited ("LaSalle"), including unaudited cash-basis projections for the Properties for the years ending December 31, 1997 through 2007;

         (v) reviewed and analyzed certain publicly available information concerning the Fund, the Properties and the Acquiror;













         (vi) reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we deemed relevant to our inquiry;

         (vii) reviewed and analyzed certain selected market purchase price data that we deemed relevant to our inquiry;

         (viii) held meetings and discussions with certain directors, officers and employees of the General Partner and LaSalle concerning the operations, financial condition and future prospects of the Properties; and

         (ix) conducted such other financial studies, analyses and investigations, including visits to certain of the Properties, and considered such other information as we deemed appropriate.

         In connection with our review, we relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by the General Partner and LaSalle. Legg Mason assumed that the financial projections (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partner and LaSalle as to the future performance of the Properties. Legg Mason has not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Fund (including the Properties), nor has Legg Mason been furnished with any such independent evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us as of the date hereof. Additionally, our opinion does not compare the relative merits of the Sale with those of any other transactions or business strategies available to the Fund as alternatives to the Sale, and we were not requested to, nor did we, solicit the interest of any other party in acquiring the Properties.

         We have acted as financial advisor to the General Partner and will receive a fee for our services. It is understood that this opinion is provided to the General Partner in its evaluation of the Sale and our opinion does not constitute a recommendation to any limited partner of the Fund as to whether such limited partner should approve the Sale. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason; provided that this opinion may be included in its entirety in any filing made by the Fund with the Securities and Exchange Commission with respect to the Sale and as an appendix to the Fund s consent solicitation statement furnished to limited partners in connection with the Sale.













         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the Fund in the Sale is fair to the Fund and its limited partners from a financial point of view.

                               Very truly yours,



                              Legg Mason Wood Walker,Incorporated


                              By:/s/Jeff M. Rogatz
                                  Jeff M. Rogatz
                                  Managing Director


















































     ROWE PRICE REALTY INCOME FUND III,
     AMERICA S SALES-COMMISSION-FREE REAL ESTATE LIMITED PARTNERSHIP 100 East Pratt Street
     Baltimore, Maryland 21202

                WRITTEN CONSENT

         This written consent to approve a transaction consisting of
     (i) the sale of substantially all of the assets (the  Sale ) of
     T. Rowe Price Realty Income Fund III, America s Sales-Commission-Free Real Estate Limited Partnership, a Delaware limited partnership (the Fund ), consisting of interests in eight properties, as contemplated by the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997, with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers, and (ii) the complete liquidation and dissolution of the Fund (the Liquidation and, together with the Sale, the Transaction ) in the manner described in the accompanying Consent Solicitation Statement is solicited by T. Rowe Price Realty Income Fund III Management, Inc., the General Partner of the Fund (the General Partner ). The Sale and Liquidation are being consented to as one proposal to approve the Transaction. All written consents must be received by the Fund and delivered to the General Partner before 10:00 a.m. New York City time on September 11, 1997 to be valid, unless such date or time is extended. All signed written consents will be counted FOR the Transaction unless otherwise marked. The General Partner recommends a vote FOR the Transaction.
         / /  FOR THE TRANSACTION
         / /  AGAINST THE TRANSACTION
         / /  ABSTAIN FROM CONSENTING TO THE TRANSACTION
         (Please date and sign on reverse side.)
     Please mark, sign, date and return the consent card promptly using the enclosed envelope to T. Rowe Price Realty Income Fund III.
         CONSENT NUMBER
         UNITS

     Dated: , 1997

     Signature

     Dated: , 1997

     Signature
     Please sign EXACTLY as YOUR name appears HEREIN. If signing as attorney, executor, administrator, trustee or guardian, indicate such capacity. All joint tenants must sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or other entity, please sign in partnership or entity name by authorized person.
     The General Partner requests that you fill in the date and sign the consent and return it in the enclosed envelope. IF THE













     CONSENT IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED BY THE FUND.